As filed with the Securities and Exchange Commission on May 28, 1997

                          Registration No. 333-11493
______________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-1
                             AMENDMENT NO.  1  to
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________________________________________________

                  GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
                          (Exact name of Registrant)

   COLORADO                        63                 84-0467907
(State of Incorporation)      (Primary Standard    (I.R.S. Employer
                                 Industrial           Identification No.)
                              Classification Code
                                  Number)

                            8515 East Orchard Road
                           Englewood, Colorado 80111
                                (800) 537-2033
         (Address, including zip code, and telephone number, including area code, or registrant's principal executive officer)

______________________________________________________________

                              William T. McCallum
                     President and Chief Executive Officer
                  Great-West Life & Annuity Insurance Company
                            8515 East Orchard Road
                          Englewood, Colorado  80111
                    (Name and Address of Agent for Service)

                                   Copy to:

                             James F. Jorden, Esq.
                      Jorden Burt Berenson & Johnson LLP
              1025 Thomas Jefferson Street, N.W., Suite 400 East
                         Washington, D.C.  20007-0805

_________________________________________________________________
Approximate Date of Proposed Public Offering: Upon the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following:    X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: _____

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement for the same offering: ____

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: _____

                             Cross Reference Sheet
                        Showing Location in Prospectus
                    and Statement of Additional Information
                            As Required by Form S-1


FORM S-1                                        PROSPECTUS
CAPTION ITEM

1.    Forepart of Registration Statement
      and Outside Front Cover Page              Cover Page

2.    Inside Front and Outside                  Cover Page;
      Back Cover Pages                          Table of Contents

3.    Summary Information, Risk Factors         Key Features of
      and Ratio of Earnings                     the Annuity;
      to Fixed Charges                          Great-West Life &
                                                  Annuity Insurance
                                                  Company

4.    Use of Proceeds                           Not Applicable

5.    Determination of Offering Price           Not Applicable

6.    Dilution                                  Not Applicable

7.    Selling Security Holders                  Not Applicable

8.    Plan of Distribution                      Distribution of
                                                 the Contracts

9.    Description of Securities                 The Guarantee
                                                 Period Fund; The
                                                  Market Value
                                                  Adjustment

10.   Interest of Named Experts                 Legal Matters;
            and Counsel                          Experts

11.   Information with Respect                  Selected Financial
            to the Registrant                    Data; Legal
                                                 Proceedings;
                                                 Financial
                                                 Statements

12.   Disclosure of Commission,                  Not Applicable
            Position on Indemnification
            for Securities Act Liabilities

                           THE SCHWAB FIXED ANNUITY
                   A FLEXIBLE PREMIUM DEFERRED FIXED ANNUITY
                                Distributed by
                          CHARLES SCHWAB & CO., INC.
                 _____________________________________________
                                   Issued by
                           GREAT-WEST LIFE & ANNUITY
                               INSURANCE COMPANY

This prospectus describes interests under a flexible premium deferred annuity contract, The Schwab Fixed Annuity (the "Contract"). The Contract is issued either on a group basis or as individual contracts by Great-West Life & Annuity Insurance Company (the "Company"). Participation in a group contract will be accounted for by the issuance of a certificate showing an interest under the group contract. The certificate and the individual contract are hereafter both referred to as the "Contract."

Your investment in the Contract may be allocated to the available Guarantee Periods. You are allowed to select one or more Guarantee Periods, each of which offers you a specified interest rate for a specified period. There may be a Market Value Adjustment on the amounts withdrawn from the Guarantee Period Fund prior to maturity. This Contract may not be available in all states.

The  minimum initial investment is $5,000 ($2,000 if an IRA) or $1,000 if made
under  an  Automatic  Contribution  Plan  ("ACP").    The  minimum  subsequent
Contribution is $500 (or $100 per month if made under an ACP).

A maximum surrender charge of three percent may be applicable for amounts withdrawn in the first three years. The Contract provides a Free Look Period of 10 days from your receipt of the Contract (or longer, if required by state law), during which time you may cancel your investment in the Contract. Contributions will be allocated directly into the specified Guarantee Period(s).

Amounts  allocated  to  a  Guarantee  Period  may be subject to a Market Value
Adjustment which could result in receipt of more or less than your Contributions if you surrender, Transfer, make a partial withdrawal, apply amounts to purchase an annuity or take a distribution upon the death of the Owner or Annuitant before a Guarantee Period Maturity Date. Whether such a result actually occurs depends on the timing of the transaction, the amount of the Market Value Adjustment and the interest rate credited. The interest rate in subsequent Guarantee Periods may be more or less than the rate of a previous Guarantee Period.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. NO PERSON IS AUTHORIZED BY THE COMPANY TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERS CONTAINED IN THIS PROSPECTUS. THIS

PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. PLEASE READ THIS PROSPECTUS AND KEEP IT FOR FUTURE REFERENCE.
                            Prospectus Dated June 2, 1997

The Contracts are not deposits of, or guaranteed or endorsed by any bank, nor are the Contracts federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. The Contracts involve certain investment risks, including possible loss of principal.

To Place Orders and for Annuity Account Information: Contact the Schwab Annuity Service Center at 800-838-0650 or P.O. Box 7666, San Francisco, California 94120-7666.

A b o u t This Prospectus: This prospectus concisely presents important information you should have before investing in the Contract. Please read it carefully and retain it for future reference.

                               TABLE OF CONTENTS


                                                                          Page

 DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   iii
 KEY FEATURES OF THE ANNUITY  . . . . . . . . . . . . . . . . . . . . .    1
 FEE TABLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
 GREAT-WEST LIFE & ANNUITY  INSURANCE COMPANY . . . . . . . . . . . . .    4
 THE GUARANTEE PERIOD FUND  . . . . . . . . . . . . . . . . . . . . . .    4
 THE MARKET VALUE ADJUSTMENT  . . . . . . . . . . . . . . . . . . . . .    6
 APPLICATION AND CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . .    8
 TRANSFERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
 CASH WITHDRAWALS . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
 TELEPHONE TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . .   10
 DEATH BENEFIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
 CHARGES AND DEDUCTIONS . . . . . . . . . . . . . . . . . . . . . . . .   13
 PAYMENT OPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
 FEDERAL TAX MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . .   17
 ASSIGNMENTS OR PLEDGES . . . . . . . . . . . . . . . . . . . . . . . .   21
 DISTRIBUTION OF THE CONTRACTS  . . . . . . . . . . . . . . . . . . . .   21
 SELECTED FINANCIAL DATA  . . . . . . . . . . . . . . . . . . . . . . .   22
 RIGHTS RESERVED BY THE COMPANY . . . . . . . . . . . . . . . . . . . .   37
 LEGAL PROCEEDINGS  . . . . . . . . . . . . . . . . . . . . . . . . . .   37
 LEGAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
 EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
 AVAILABLE INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . .   38
 APPENDIX A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
 APPENDIX B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
 FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . .  F-1



_________________________________________________________________

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO DEALER, SALESPERSON, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED ON.
_________________________________________________________________


                 The Contract is not available in all states.





_________________________________________________________________

                                  DEFINITIONS
_________________________________________________________________

Accumulation Period - The period between the Effective Date and the Payment Commencement Date.

Annuitant - The person named in the application upon whose life the payment of an annuity is based and who will receive annuity payments. If a Contingent Annuitant is named, then the Annuitant will be considered the Primary Annuitant. While the Annuitant is living and at least 30 days prior to the annuity commencement date, the Owner may, by Request, change the Annuitant.

Annuity Account - An account established by the Company in the name of the Owner that reflects all account activity under this Contract.

Annuity Account Value - The sum of the value of all Guarantee Periods credited to the Owner under the Annuity Account; less Transfers, partial withdrawals, amounts applied to an annuity option, periodic withdrawals, charges deducted under the Contract and, less Premium Tax, if any.

Annuity Payment Period - The period beginning on the annuity commencement date and continuing until all annuity payments have been made under the Contract.

Automatic Contribution Plan ("ACP") - A plan which allows for automatic periodic Contributions. The Contribution amount will be withdrawn from a designated pre-authorized account and automatically credited to the Annuity Account.

Beneficiary - The person(s) designated by the Owner, in the application, or as subsequently changed by the Owner by Request, to receive any death benefit which may become payable under the terms of the Contract. If the surviving spouse of an Owner is the surviving Joint Owner, the surviving spouse will become the Beneficiary upon such Owner's death and may elect to take the death benefit, if any, or elect to continue the Contract in force.

Company - Great-West Life & Annuity Insurance Company, the issuer of this annuity, located at 8515 East Orchard Road, Englewood, Colorado 80111.

Contingent Annuitant - The person named in the application, unless later changed by the Owner by Request while the Annuitant is alive and before annuity payments have commenced, who becomes the Annuitant when the Primary Annuitant dies. No new Contingent Annuitant may be designated after the death of the Primary Annuitant.

Contributions - Purchase amounts received under the Contract prior to any Premium Tax or other deductions.

Effective Date - The date on which the first Contribution is credited to the Annuity Account.

Guarantee Period - One of the periods of time available in the Guarantee Period Fund during which the Company will credit a stated rate of interest.

The Company may stop offering any term at any time for new Contributions. Amounts allocated to one or more Guaranteed Periods may be subject to a Market Value Adjustment.

Guarantee Period Fund - A fixed interest investment option in which amounts allocated will be credited a stated rate of interest for the applicable Guarantee Period(s).

Guarantee Period Maturity Date - The last day of any Guarantee Period.

Guaranteed Interest Rate - The minimum interest rate applicable to each Guarantee Period equal to an annual effective rate in effect at the time the Contribution is made and as reflected in written confirmation of the Contribution. This is the minimum rate allowed by law and is subject to change in accordance with changes in applicable law.

Individual Retirement Annuity (IRA) - An annuity contract used in a retirement savings program that is intended to satisfy the requirements of Section 408 of the Internal Revenue Code of 1986, as amended.

Market Value Adjustment - An adjustment which may be made to amounts paid out before the Guarantee Period Maturity Date due to surrenders, partial withdrawals, Transfers, amounts applied to the periodic withdrawal option or to purchase an annuity, and distributions resulting from death of the Owner or Annuitant, as applicable. Market Value Adjustments may increase or decrease the amount payable on one of the above-described distributions. A negative adjustment may result in an effective interest rate lower than the applicable Guaranteed Interest Rate, and the value of the Contribution(s) allocated to the Guarantee Period being less than the Contribution(s) made. The Market Value Adjustment is detailed on page 6.

Non-Qualified Annuity Contract - An annuity contract which is not intended to be part of a qualified retirement plan and is not intended to satisfy the requirements of Section 408 of the Internal Revenue Code of 1986, as amended.

Owner (Joint Owner) or You - The person(s), while the Annuitant is living, named in the Contract Data Page who is entitled to exercise all rights and privileges under the Contract. Joint Owners must be husband and wife as of the date the Contract is issued. The Annuitant will be the Owner unless otherwise indicated in the application. If a Contract is purchased as an IRA, the Owner and the Annuitant must be the same individual and no Joint Owner may be named. Any reference to Owner in the singular tense shall include the plural, and vice versa, as applicable.

Payment Commencement Date - The date on which annuity payments or periodic withdrawals commence under a payment option. The Payment Commencement Date must be at least one year after the Effective Date of the Contract. If a Payment Commencement Date is not shown on the Contract Data Page, annuity payments will commence on the first day of the month of the Annuitant's 91st birthday. The Payment Commencement Date may be changed by the Owner within 60 days prior to commencement of annuity payments or it may be changed by the Beneficiary upon the death of the Owner. If this is an IRA, payments which satisfy the minimum distribution requirements of the Internal Revenue Code of 1986, as amended, must begin no later than the Owner's attainment of age 70 1/2.

Premium Tax - The amount of tax, if any, charged by a state or other governmental authority.

Request - Any written, telephoned, or computerized instruction in a form satisfactory to the Company and received at the Schwab Annuity Service Center (or other annuity service center subsequently named) from the Owner or the Owner's designee (as specified in a form acceptable to the Company) or the Beneficiary (as applicable) as required by any provision of the Contract or as required by the Company. All Requests are subject to any action taken or payment made by the Company before it was processed.

Schwab  Annuity  Service  Center  -   P.O. Box 7666, San Francisco, California
94120-7666, telephone 800-838-0650.

Simplified Employee Pension - An individual retirement annuity (IRA) which may accept contributions from one or more employers under a retirement savings program intended to satisfy the requirements of Section 408(k) of the Internal Revenue Code of 1986, as amended.

Surrender Value - The Annuity Account Value with a Market Value Adjustment, if applicable, and/or any surrender charge, if applicable, on the effective date of the surrender, less Premium Tax, if any.

Transaction Date - The date on which any Contribution or Request from the Owner will be processed by the Company at the Schwab Annuity Service Center. Contributions and Requests received after 4:00 p.m. EST/EDT will be deemed to have been received on the next business day. Requests will be processed each day that the New York Stock Exchange is open for trading.

Transfer - To move money among the Guaranteed Periods.

We, our, us, or GWL&A:  Great-West Life & Annuity Insurance Company.

                          KEY FEATURES OF THE ANNUITY

The Contract currently allows Owners to invest in the Guarantee Period Fund which is comprised of Guarantee Periods, each of which has its own stated rate of interest and its own maturity date. The stated rate of interest for the Guarantee Period will depend on the date the Guarantee Period is established and the duration of the Guarantee Period you select from among those available. The rates declared are subject to a minimum (Guaranteed Interest
Rate), but the Company may declare higher rates (the stated rate of interest). The Guaranteed Interest Rate will be disclosed in the written confirmation. The stated rate of interest will not be less than the Guaranteed Interest Rate and will also be disclosed in the written confirmation. Amounts withdrawn or transferred from a Guarantee Period prior to the Guarantee Period Maturity Date may be subject to a Market Value Adjustment. (See "Market Value
Adjustment,    p.6.)    The  Contract  may  not  be available in all states or
jurisdictions. Please consult with your representative or call the Schwab Annuity Service Center for more information.

Who should invest. The Contract is designed for investors who are seeking long-term tax deferred asset accumulation on a fixed interest rate basis. The Contract can be used for retirement or other long-term investment purposes. The deferral of income taxes is particularly attractive to investors in high federal and state tax brackets who have already fully taken advantage of their ability to make IRA contributions or "pre-tax" contributions to their employer sponsored retirement or savings plans.

How to Invest. You must complete a Contract application form, in order to invest in the Contract, and pay by check or instruct us to transfer funds from your Schwab account. The minimum initial investment is $5,000 (or $2,000 if in an IRA). Subsequent investments must be at least $500. The minimum initial investment may be reduced to $1,000 should the Owner agree to make additional $100 per month minimum recurring deposits through an ACP.

Free Look Period. The Contract provides for a Free Look Period which allows you to cancel your investment generally within 10 days of your receipt of the Contract. You can cancel the Contract during the Free Look Period by delivering or mailing the Contract to the Schwab Annuity Service Center. The cancellation is not effective unless we receive a notice which is postmarked before the end of the Free Look Period. If the Contract is returned, the Contract will be void from the start and the Annuity Account Value will be refunded. These procedures may vary where required by state law. (See "Application and Contributions," p. 8.)

Allocation  of  the  Initial  Investment.    Your  initial  investment  in the
Guarantee Period Fund will be directly allocated to the Guarantee Period(s) specified in the application.

Charges and Deductions Under the Contract. The Contract is a "low load" annuity and, as such, imposes no sales charge when Contributions are made, and only a maximum surrender charge of three percent if funds are withdrawn in the first three Contract years.

No  Contract  Maintenance  Charge  will  be deducted from your Annuity Account
Value.    There  will  be a transfer fee of $10 for each Transfer in excess of twelve Transfers per calendar year.  (See "Charges and Deductions," p. 13.)

Depending on your state of residence, we may deduct a charge for Premium Tax from purchase payments or amounts withdrawn or at the Payment Commencement Date. (See "Charges and Deductions," p. 13.)

The Market Value Adjustment may increase or decrease the amount Transferred or withdrawn from the value of a Guarantee Period if the Guarantee Period is broken prior to the Guarantee Period Maturity Date. A negative adjustment may result in an effective interest rate lower than the stated rate of interest for the applicable Guarantee Period and the Guaranteed Interest Rate and the value of the Contribution(s) allocated to the Guarantee Period being less than the Contribution(s) made. (See "Market Value Adjustment," p. 6.)

Switching Investments. You may switch Contributions among the Guarantee Periods as often as you like with no immediate tax consequences. You may make a Transfer Request to the Schwab Annuity Service Center. A transfer fee may apply. (See "Charges and Deductions," p. 13.) Amounts Transferred out of a Guarantee Period prior to the Guarantee Period Maturity Date may be subject to a Market Value Adjustment. (See "Market Value Adjustment," p. 6.)

Full and Partial Withdrawals. You may withdraw all or part of your Annuity Account Value before the earlier of the annuity commencement date you selected or the Annuitant's or Owner's death. Withdrawals may be taxable and if made prior to age 59 1/2 may be subject to a 10% penalty tax. Withdrawals from a Guarantee Period prior to the Guarantee Period Maturity Date may be subject to Market Value Adjustment. (See "Market Value Adjustment," p. 6.) Amounts withdrawn also may be subject to a surrender charge. (See "Charges and Deductions," p. 13.) The minimum partial withdrawal prior to the Market Value Adjustment is $500. There is no limit on the number of withdrawals made. The Company may delay payment of withdrawals from the Guarantee Period Fund by up to 6 months. (See "Cash Withdrawals," p. 9.)

Annuity Options. Beginning on the first day of the month immediately following the annuity commencement date you select, you may receive annuity payments on a fixed basis. (The default date is the first day of the month that the Annuitant attains age 91.) A wide range of annuity options are available to provide flexibility in choosing an annuity payment schedule that meets your particular needs. These annuity options include payment options designed to provide payments for life (for either a single or joint life), with or without a guaranteed minimum number of payments. (See "Payment Options," p. 14.)

Death Benefit. The amount of the death benefit, if payable before annuity payments commence, will be the greater of (a) the Annuity Account Value with a Market Value Adjustment, if applicable, as of the date a Request for payment is received, less Premium Tax, if any; or (b) the sum of Contributions paid, less partial withdrawals and Periodic Withdrawals, less charges deducted under the Contract, if any, less Premium Tax, if any. (See "Death Benefit," p. 11.)

Customer   Service.    Schwab's  professional  representatives  are  available
toll-free to assist you. If you have any questions about your Contract, please telephone the Schwab Annuity Service Center (800-838-0650) or write to the Schwab Annuity Service Center at P.O. Box 7666, San Francisco, California 94120-7666. All inquiries should include the Contract number and the Owner's name. As a Contract Owner you will receive periodic statements confirming any transactions relating to your Contract, as well as a quarterly statement and an annual report.

________________________________________________________________

                                   FEE TABLE
_________________________________________________________________

      The purpose of this table is to assist you in understanding the various costs and expenses that you will bear directly or indirectly when investing in the Contract. The information set forth should be considered together with the narrative provided under the heading "Charges and Deductions" In addition to the expenses listed below, Premium Tax may be applicable.


Contract Owner Transaction Expenses

      Sales Load                                None
      Surrender Fee                             Maximum 3%
      Transfer Fee (First 12 Per Year) 1/       None
      Contract Maintenance Charge               None



 1/ There is a $10 fee for each Transfer in excess of twelve in any contract year.

_________________________________________________________________

                 GREAT-WEST LIFE  & ANNUITY INSURANCE COMPANY
_________________________________________________________________

      The Company is a stock life insurance company originally organized under the laws of the state of Kansas as the National Interment Association. Its name was changed to Ranger National Life Insurance Company in 1963 and to Insuramerica Corporation prior to changing to its current name in 1982. In September of 1990, GWL&A redomesticated and is now organized under the laws of the state of Colorado.

      GWL&A is authorized to engage in the sale of life insurance, accident and health insurance and annuities. It is qualified to do business in the District of Columbia, Puerto Rico and 49 states in the United States.

      GWL&A is a wholly-owned subsidiary of The Great-West Life Assurance Company ("Great-West Life"). Great-West Life is a subsidiary of Great-West Lifeco Inc., a holding company. Great-West Lifeco Inc. is in turn a subsidiary of Power Financial Corporation, a financial services company. Power Corporation of Canada, a holding and management company, has voting control of Power Financial Corporation. Mr. Paul Desmarais, through a group of private holding companies, which he controls, has voting control of Power Corporation of Canada.


_________________________________________________________________

                           THE GUARANTEE PERIOD FUND
_________________________________________________________________

Guarantee Period Fund

      Contributions under the Contract will be deposited to, and accounted for, in a non-unitized separate account established by the Company under
Section 10-7-401, et. seq. of the Colorado Insurance Code. A non-unitized separate account is a separate account in which the Owner does not participate in the performance of the assets through unit values. Therefore, Owner's do not receive a unit ownership of assets accounted for in this separate account. The assets accrue solely to the benefit of the Company and any gain or loss in the separate account is borne entirely by the Company. For amounts contributed, Owners will receive the Contract guarantees made by the Company.

      Contributions will be allocated to one or more Guarantee Periods of a duration selected by the Owner from those currently being offered by the Company. Every Guarantee Period offered by the Company will have a duration of at least one year. Contributions will be credited on the Transaction Date.


      Each Guarantee Period will have its own stated rate of interest and Guarantee Period Maturity Date. The stated rate of interest applicable to a

Guarantee Period will depend on the date the Guarantee Period is established and the duration chosen by the Owner.

      As of the date of this prospectus, Guarantee Periods with annual durations of 1 to 10 years are offered only in those states where the Contract is available. The Guarantee Periods may be changed in the future; however, any such modification will not have an impact on any Guarantee Period then in effect.

      T h e value of amounts in each Guarantee Period is the Owner's Contributions, less Premium Tax, if any, in that Guarantee Period, plus interest earned, less amounts distributed, withdrawn (in whole or in part), Transferred or applied to an annuity option, periodic withdrawals, and charges deducted under the Contract. If a Guarantee Period is broken, a Market Value Adjustment may be assessed. Any such amount withdrawn or Transferred from a Guarantee Period will be paid in accordance with the MVA formula. (See "Market Value Adjustment," p. 6.)

Investments

      The Company intends to invest in assets which, in the aggregate, have characteristics, especially cash flow patterns, reasonably related to the characteristics of its liabilities. Various techniques will be used to achieve the objective of close aggregate matching of assets and liabilities. The Company will primarily invest in investment-grade fixed income securities including:

            Securities issued by the U.S. Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. Government.

            Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investment Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service.

            Other debt instruments, including, but not limited to, issues of banks or bank holding companies and of corporations, which obligations, although not rated by Moody's, Standard & Poor's, or other nationally recognized rating firms, are deemed by the Company's management to have an investment quality comparable to securities which may be purchased as stated above.

            Commercial paper, cash or cash equivalents, and other short-term investments having a maturity of less than one year which are considered by the Company's management to have investment quality comparable to securities which may be purchased as stated above.

      In addition, the Company may invest in futures and options. Financial futures and related options thereon and options on securities are purchased solely for non-speculative hedging purposes. The Company may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the general account or the non-unitized separate account in the event the securities prices are anticipated to decline. Similarly, if securities prices are expected to rise, the Company may purchase a futures contract or a call option thereon against anticipated positive cash flow or may purchase options on securities.

      WHILE THE FOREGOING GENERALLY DESCRIBES THE INVESTMENT STRATEGY FOR THE GUARANTEE PERIOD FUND, THE COMPANY IS NOT OBLIGATED TO INVEST THE ASSETS ATTRIBUTABLE TO THE GUARANTEE PERIOD FUND ACCORDING TO ANY PARTICULAR STRATEGY, EXCEPT AS MAY BE REQUIRED BY COLORADO AND OTHER STATE INSURANCE LAWS, NOR WILL THE STATED RATE OF INTEREST THAT THE COMPANY ESTABLISHES NECESSARILY RELATE TO THE PERFORMANCE OF THE NON-UNITIZED SEPARATE ACCOUNT.

Subsequent Guarantee Periods

      Prior to the date annuity payments commence, you may invest the value of amounts held in a maturing Guarantee Period in any Guarantee Period that we offer at that time. On the quarterly statement issued prior to the end of any

Guarantee Period, we will notify you of the upcoming maturity of a Guarantee Period. THE GUARANTEE PERIOD AVAILABLE FOR NEW CONTRIBUTIONS MAY BE CHANGED AT ANY TIME, INCLUDING BETWEEN THE DATE OF NOTIFICATION OF A MATURING GUARANTEE PERIOD AND THE DATE A SUBSEQUENT GUARANTEE PERIOD BEGINS. Information regarding the current Guarantee Periods then available and their stated rate of interest may be obtained by calling the Schwab Annuity Service Center at:

                                1-800-838-0650.

      If the Company receives no direction from the Contract Owner by the Guarantee Period Maturity Date, the Company will automatically allocate the amount  from  the  maturing  Guarantee  Period  to a Guarantee Period equal in duration to the one just ended. If at that time, the duration previously chosen is no longer available, the amount will be allocated to the next shortest available Guarantee Period duration. In any event, a Guarantee Period will not renew for a term equal in duration to the one just ended if the Guarantee Period will mature after the Payment Commencement Date. No Guarantee Period may mature later than six months after a Payment Commencement Date. For example, if a 3-year Guarantee Period matures and the Payment Commencement Date begins 1 3/4 years from the Guarantee Period Maturity Date, the matured value will be transferred to a 2-year Guarantee Period.

Breaking A Guarantee Period

      Any Transfer, withdrawal or the selection of an annuity option prior to the Guarantee Period Maturity Date will be known as breaking a Guarantee Period. When a Request to break a Guarantee Period is received, the Guarantee Period that is closest to the Guarantee Period Maturity Date will be broken first. If a Guarantee Period is broken, a Market Value Adjustment may be assessed. The Market Value Adjustment may increase or decrease the value of the amount Transferred or withdrawn from the Guarantee Period Fund. The Market Value Adjustment may reduce the value of amounts held in a Guarantee
Period below the amount of your Contribution(s) allocated to that Guarantee Period. (See "Market Value Adjustment," p. 6.)

Interest Rates

      Declared rates are effective annual rates of interest. The rate is guaranteed throughout the Guarantee Period. FOR GUARANTEE PERIODS NOT YET IN EFFECT, GWL&A MAY DECLARE INTEREST RATES DIFFERENT THAN THOSE CURRENTLY IN EFFECT. When a subsequent Guarantee Period begins, the rate applied will not be less than the rate then applicable to new Contracts of the same type with the same Guarantee Period.

      The stated rate of interest must be at least equal to the Guaranteed Interest Rate. The Company may declare higher rates. The Guaranteed Interest Rate is based on the applicable state standard non-forfeiture law. Please see Appendix A for the standard non-forfeiture law rate applicable to the state in which the Contract was issued.

      The determination of the stated rate of interest is influenced by, but does not necessarily correspond to, interest rates available on fixed income investments which the Company may acquire using funds deposited into the Guarantee Period Fund. In addition, the Company will consider other items in determining the stated rate of interest including regulatory and tax requirements, sales commissions and administrative expenses borne by the Company, general economic trends, and competitive factors.

Market Value Adjustment

      Distributions from the amounts allocated to a Guarantee Period due to a full surrender or partial withdrawal, Transfer, application of amounts to the periodic withdrawal option or to purchase an annuity, or distributions resulting from the death of the Owner or Annuitant prior to a Guarantee Period Maturity Date will be subject to a Market Value Adjustment ("MVA"). A MVA may increase or decrease the amount payable on one of the above described distributions. Amounts available for a full surrender or partial withdrawal is the amount requested plus the MVA less any applicable surrender charge. The amount available for a Transfer is the amount requested plus the MVA. The MVA is calculated by multiplying the amount Requested by the Market Value Adjustment Factor ("MVAF").

      The MVA reflects the relationship as of the time of its calculation between (a) the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the date the stated rate of interest was established for the Guarantee Period; and (b) the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the week the Guarantee Period is broken. There would be a downward adjustment if Treasury rates at the time the Guarantee Period is broken exceed Treasury rates when the Guarantee Period was created. There would be an upward adjustment if Treasury rates at the time the Guarantee Period is broken, are lower than when the Guarantee Period was created. The MVA factor is the same for all Contracts.

1.    The formula used to determine the MVA is:

            MVA = (amount applied) X (MVAF)

            The Market Value Adjustment Factor (MVAF) is:

            MVAF = {[(1 + i)/(1 + j +.10%)] N/12} - 1

      where:

      a) i is the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the date the stated rate of interest was established for the Guarantee Period. The term of i is measured in years and equals the term of the Guarantee Period;

      b) j is the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the week the Guarantee Period is broken. The term of j equals the remaining term to maturity of the Guarantee Period, rounded up to the higher number of years; and

      c)    N is the number of complete months remaining until maturity.

      If i + j differ by less than .10%, the MVA will equal 0. If N is less than 6, the MVA will equal 0.

2. The Market Value Adjustment will apply to any Guarantee Period six or more months prior to the Guarantee Period Maturity Date in each of the following situations:

      a) Transfer to another Guarantee Period or to an Investment Division offered under this Contract; or
      b) S u r renders, partial withdrawals, annuitization or Periodic Withdrawals; or

      c)    A single sum payment upon death of the Owner or Annuitant.

3. The Market Value Adjustment will not apply to any Guarantee Period having fewer than six months prior to the Guarantee Period Maturity Date in each of the following situations:

      a)    Transfer to an Investment Division offered under this Contract; or

      b) S u r renders, partial withdrawals, annuitization or Periodic Withdrawals.

      c)    A single sum payment upon death of the Owner or Annuitant.

See Appendix B for Illustrations of the MVA.

_________________________________________________________________

                         APPLICATION AND CONTRIBUTIONS
_________________________________________________________________

Contributions

      All Contributions may be paid at the Schwab Annuity Service Center by a check payable to the Company or by transfer to the Company of available funds from your Schwab account.

      The initial Contribution for the Contract must be at least $5,000 (or $2,000 if for an IRA). Subsequent Contributions must be at least $500. This minimum initial investment may be reduced to $1,000, but only if you participate in an Automatic Contribution Plan and contribute at least $100 per month through a recurring deposit. A confirmation will be issued to you upon the acceptance of each Contribution.

      Your Contract will be issued and your Contribution generally will be accepted and credited within two business days after receipt of an acceptable application and receipt of the initial Contribution at the Schwab Annuity Service Center. All Contributions can be paid to the Schwab Annuity Service Center by check (payable to GWL&A) or by instructing Schwab to transfer to GWL&A available funds or amounts from your account with Schwab. Acceptance is subject to there being sufficient information in a form acceptable to us and we reserve the right to reject any application or Contribution.

      The Schwab Annuity Service Center will process your application and Contributions. If your application is complete and your initial Contribution is being transferred from funds available in your Schwab account, then the Contribution will generally be credited within two business days following receipt of the application. If your application is incomplete, the Schwab
Annuity Service Center will either complete the application from information Schwab has on file, or contact you for the additional information. No transfer of funds will be made from your Schwab account until your application is complete. The funds will be credited as Contributions to the Contract when they are transferred.

      If your Contribution is by check, and the application is complete, Schwab will use its best efforts to credit the Contribution on the day of receipt, but in all such cases it will be credited to your Contract within two business days of receipt. If your application is incomplete, the Schwab Annuity Service Center will complete the application from information Schwab has on file or contact you by telephone to obtain the required information. If your application remains incomplete for five business days, we will return to you both the check and the application unless you consent to our retaining the initial Contribution and crediting it as soon as the requirements are fulfilled.

      A Contract may be returned within ten days after receipt, or longer where required by law ("Free Look Period"). During the Free Look Period, all contributions will be processed as follows:

      (1) Contributions allocated to one or more of the then available Guarantee Periods will be allocated as directed, effective upon the Transaction Date at the stated rate and Guarantee Period Maturity Date then effective.

      (2) If the Contract is returned, the contract will be void from the start and the greater of: (a) Contributions received or (b) the Annuity Account Value less surrenders, withdrawals and distributions, will be refunded. Exercising the return privilege requires the return of the Contract to the Company or to the Schwab Annuity Service Center.

      Additional  Contributions  may  be made at any time prior to the Payment
C o mmencement  Date,  as  long  as  the  Annuitant  is  living.    Additional
Contributions must be at least $500 or $100 per month if under an ACP.

      Total Contributions may exceed $1,000,000 with our prior approval.

      The Company reserves the right to modify the limitations set forth in this section.

_________________________________________________________________

                                   TRANSFERS
_________________________________________________________________

In General

      Prior to the Payment Commencement Date you may Transfer all or part of your Annuity Account Value among the available Guarantee Periods by telephone or by sending a Request to the Schwab Annuity Service Center. The Request must specify the amounts being Transferred, the Guarantee Period(s) from which the Transfer is to be made, and the Guarantee Period(s) that will receive the Transfer.

      Currently, there is no limit on the number of Transfers you can make during any Contract Year. There is no charge for the first twelve Transfers each Contract Year, but there will be a charge of $10 for each additional Transfer in each Contract Year. We reserve the right to limit the number of Transfers you make. The charge will be deducted from the amount transferred. All Transfers made on a single Transaction Date will be aggregated to count as only one Transfer toward the twelve free Transfers.

      A Transfer generally will be effective on the date the Request for Transfer is received by the Schwab Annuity Service Center if received before 4:00 p.m. Eastern Time. Under current law, there will not be any tax liability to you if you make a Transfer.

      When a Transfer is made before the Guarantee Period Maturity Date, the amount Transferred may be subject to a Market Value Adjustment. (See "Market Value Adjustment," p. 6.) A Request for Transfer from amounts in a Guarantee Period made prior to the Guarantee Period Maturity Date for Transfers on the Guarantee Period Maturity Date will not be counted for the purpose of determining any Transfer Fee on Transfers in excess of the twelve Transfers per year if these Transfers are to take place on the Guarantee Period Maturity Date.

Possible Restrictions

      We reserve the right without prior notice to modify, restrict, suspend or eliminate the Transfer privileges (including telephone Transfers) at any time. We reserve the right to require that all Transfer Requests be made by the Owner and not by an Owner's designee and to require that each Transfer Request be made by a separate communication to us. We also reserve the right to request that each Transfer Request be submitted in writing and be manually signed by the Owner; facsimile Transfer Requests may not be allowed.

_________________________________________________________________

                               CASH WITHDRAWALS
_________________________________________________________________

Withdrawals

      You (the Owner) may withdraw from the Contract all or part of your Annuity Account Value at any time during the life of the Annuitant and prior to the date annuity payments commence by Request at the Schwab Annuity Service Center subject to the rules below. Federal or state laws, rules or regulations may apply. The amount payable to you if you surrender your Contract is your Annuity Account Value, with a Market Value Adjustment, if any, and a surrender charge, if applicable, on the effective date of the surrender, and less any applicable Premium Tax. No withdrawals may be made after the date annuity payments commence.

      A Request for a partial withdrawal will result in a reduction in your Annuity Account Value equal to the sum of the dollar amount withdrawn. A Market Value Adjustment may apply. (See "Market Value Adjustment," p. 6.) In addition, the partial withdrawal may be subject to a surrender charge. The partial withdrawal proceeds may be greater or less than the amount requested, depending on the effect of the Market Value Adjustment, and the surrender charge.

      The minimum partial withdrawal before application of the MVA is $500. Partial withdrawals are unlimited; however, you must specify the Guarantee Period(s) from which the withdrawal is to be made. After any partial withdrawal, if the remaining Annuity Account Value is less than $2,000, then a full surrender may be required.

      The following terms apply:

      (a) No partial withdrawals are permitted after the date annuity payments commence.

      (b)   A partial withdrawal will be effective upon the Transaction Date.

      (c) A partial withdrawal may be subject to the Market Value Adjustment provisions, the Guarantee Period Fund provisions of the Contract, and the terms of the attached Guarantee Period Fund Rider(s), if any.

      (d)   A partial withdrawal may be subject to a surrender charge.

      Withdrawals may be taxable (this includes Periodic Withdrawals, discussed below). Moreover, the Internal Revenue Code (the "Code") provides that a 10% penalty tax may be imposed on the taxable portions of certain early withdrawals. The Code generally requires us to withhold federal income tax from withdrawals. However, generally you will be entitled to elect, in writing, not to have tax withholding apply unless withholding is mandatory for your Contract. Withholding applies to the portion of the withdrawal which is included in your income and subject to federal income tax. The tax withholding rate is 10% of the taxable amount of the withdrawal. Withholding applies only if the taxable amount of the withdrawal is at least $200. Some states also require withholding for state income taxes. (See "Federal Tax Matters," p. 17.)

      Withdrawal Requests must be in writing to ensure that your instructions regarding withholding are followed. In the absence of an adequate election, the Request will not be processed.

      After a withdrawal of all of your total Annuity Account Value, or at any time that your Annuity Account Value is zero, all your rights under the Contract will terminate.

      Since IRAs are offered by this prospectus, reference should be made to the applicable provisions of the Code for any additional limitations or restrictions on cash withdrawals.

_________________________________________________________________

                            TELEPHONE TRANSACTIONS
_________________________________________________________________

      We will employ reasonable procedures to confirm that instructions communicated by telephone are genuine and if we follow such procedures we will not be liable for any losses due to unauthorized or fraudulent instructions. However, we may be liable for such losses if we do not follow those reasonable procedures. The procedures we will follow for telephone transactions may include requiring some form of personal identification prior to acting on instructions received by telephone, providing written confirmation of the transaction, and/or tape recording the instructions given by telephone.

      We reserve the right to suspend telephone transaction privileges at any time, for some or all Contracts, and for any reason. Withdrawals are not permitted by telephone.
_________________________________________________________________

                                 DEATH BENEFIT
_________________________________________________________________

Payment of Death Benefit

      Before the date annuity payments commence, the death benefit, if any, will be equal to the greater of: (a) the Annuity Account Value with an MVA, if applicable, as of the date the Request for payment is received, less Premium Tax, if any, or (b) the sum of Contributions paid, less partial withdrawals and/or Periodic Withdrawals, less Premium Tax, if any. The death benefit will become payable following the Company's receipt of a Request from the
Beneficiary. When an Owner or the Annuitant dies before the annuity commencement date and a death benefit is payable to a Beneficiary, the death benefit proceeds will remain invested in accordance with the allocation instructions given by the Owner(s) until new allocation instructions are Requested by the Beneficiary or until the death benefit is actually paid to the Beneficiary. The death benefit will be determined as of the date payments commence. Subject to the distribution rules set forth below, payment of the death benefit may be Requested to be made as follows:

      A.    Proceeds from the Guarantee Period(s)

            1. payment in a single sum with respect to which a Market Value Adjustment may apply; or
            2. payment under any of the annuity options provided under this Contract with respect to which a Market Value Adjustment may apply; or
            3. payment on the Guarantee Period Maturity Date so that a Market Value Adjustment will not apply.

      In any event, no payment of benefits provided under the Contract will be allowed that does not satisfy the requirements of Section 72(s) of the Code and any other applicable federal or state laws, rules or regulations.

DISTRIBUTION RULES

1.    Death of Annuitant

      Upon the death of the Annuitant while the Owner is living, and before the annuity commencement date, the Company will pay the death benefit to the Beneficiary unless there is a Contingent Annuitant.

      If a Contingent Annuitant was named by the Owner(s) prior to the Annuitant's death, and the Annuitant dies before the annuity commencement date while the Owner and Contingent Annuitant are living, no death benefit will be payable by reason of the Annuitant's death and the Contingent Annuitant will become the Annuitant.

      If the Annuitant dies after the date annuity payments commence and before the entire interest has been distributed, any benefit payable must be distributed to the Beneficiary in accordance with and at least as rapidly as under the payment option applicable to the Annuitant on the Annuitant's date of death.

      If a corporation or other non-individual is an Owner, or if the deceased Annuitant is an Owner, the death of the Annuitant will be treated as the death of an Owner and the Contract will be subject to the "Death of Owner" provisions described below.

2.    Death of Owner

      If the Owner is not the Annuitant:

      (1) If there is a Joint Owner who is the surviving spouse of the deceased Owner, the Joint Owner will become the Owner and Beneficiary and may elect to take the death benefit or elect to continue the Contract in force.

      (2) In all other cases, the Company will pay the death benefit to the Beneficiary even if a Joint Owner (who was not the Owner's spouse on the date of the Owner's death), the Annuitant and/or the Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse and the Beneficiary elects to become the Owner and Annuitant and to continue the Contract in force.

      If the Owner is not the Annuitant, and the Owner dies after annuity payments commence and before the entire interest has been distributed while the Annuitant is living, any benefit payable will continue to be distributed to the Annuitant at least as rapidly as under the payment option applicable on the Owner's death. All rights granted the Owner under the Contract will pass to any surviving Joint Owner and, if none, to the Annuitant.

      If the Owner is the Annuitant (Owner/Annuitant):

      (1) If there is a Joint Owner who is the surviving spouse of the deceased Owner and a Contingent Annuitant, the Joint Owner will become the Owner and the Beneficiary, the Contingent Annuitant will become the Annuitant, and the Contract will continue in force.

      (2) If there is a Joint Owner who is the surviving spouse of the deceased Owner but no Contingent Annuitant, the Joint Owner will become the Owner, Annuitant and Beneficiary and may elect to take the death benefit or continue the Contract in force.

      (3) In all other cases, the Company will pay the death benefit to the Beneficiary, even if a Joint Owner (who was not the Owner's spouse on the date of the Owner's death), Annuitant and/or Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse and the Beneficiary Requests to become the Owner and Annuitant and to continue the Contract in force.

      Any death benefit payable to the Beneficiary upon an Owner's death will be distributed as follows:

      (1) If the Owner's surviving spouse is the person entitled to receive benefits upon the Owner's death, the surviving spouse will be treated as the Owner and will be allowed to take the death benefit or continue the Contract in force; or

      (2) If the Beneficiary is a non-spouse individual, she/he may elect, not later than one year after the Owner's date of death, to receive the death benefit in either a single sum or payment under any of the fixed annuity options available under the Contract, provided that (a) such annuity is distributed in substantially equal installments over the life or life expectancy of the Beneficiary or over a period not extending b e y o nd the life expectancy of the Beneficiary; and (b) such distributions begin not later than one year after the Owner's date of death. If no election is received by the Company from a non-spouse Beneficiary such that substantially equal installments have begun not later than one year after the Owner's date of death, then the entire amount must be distributed within five years of the Owner's date of death. The death benefit will be determined as of the date the payments commence; or

      (3) If a corporation or other non-individual entity is entitled to receive benefits upon the Owner's death, the death benefit must be completely distributed within five years of the Owner's date of death.


Beneficiary

      You may select one or more Beneficiaries. If more than one Beneficiary is selected, unless you indicate otherwise, they will
share  equally  in any death benefit payable.   You may change the Beneficiary
any time before the Annuitant's death.

      You may, while the Annuitant is living, change the Beneficiary by Request. A change of Beneficiary will take effect as of the date the Request is processed by the Schwab Annuity Service Center, unless a certain date is specified by the Owner. If the Owner dies before the Request was processed, the change will take effect as of the date the Request was made, unless the Company has already made a payment or otherwise taken action on a designation or change before receipt or processing of such Request. A beneficiary designated irrevocably may not be changed without the written consent of that Beneficiary, except as allowed by law.

      The interest of any Beneficiary who dies before the Owner or the Annuitant will terminate at the death of the Beneficiary. The interest of any Beneficiary who dies at the time of, or within 30 days after, the death of an Owner or the Annuitant will also terminate if no benefits have been paid to such Beneficiary, unless the Owner otherwise indicates by Request. The benefits will then be paid as though the Beneficiary had died before the deceased Owner or Annuitant. If no Beneficiary survives the Owner or Annuitant, as applicable, the Company will pay the death benefit proceeds to the Owner's estate.

      If the surviving spouse of an Owner is the surviving Joint Owner, the surviving spouse will become the Beneficiary upon such Owner's death and may elect to take the death benefit or may elect to continue the Contract in force. If there is no surviving Joint Owner, and no named Beneficiary is alive at the time at the time of an Owner's death, any benefits payable will be paid to the Owner's estate.

Contingent Annuitant

      While the Annuitant is living, the Owner(s) may, by Request, designate or change a Contingent Annuitant from time to time. A change of Contingent Annuitant will take effect as of the date the Request is processed at the Schwab Annuity Service Center, unless a certain date is specified by the Owner(s).

_________________________________________________________________

                            CHARGES AND DEDUCTIONS
_________________________________________________________________

      No  deductions  are  made  from  Contributions except for any applicable
Premium  Tax.    Therefore,  the  full  amount  of the Contributions (less any applicable Premium Tax) are invested in the Contract.

      As more fully described below, charges under the Contract are assessed only as deductions for Premium Tax, if applicable, for certain Transfers, and as a Surrender Charge, if applicable. In addition, a Market Value Adjustment may apply to withdrawals and surrenders, Transfers, amounts applied to purchase an annuity, and distributions resulting from death of the Owner or Annuitant if the amounts held in a Guarantee Period are paid out prior to the Guarantee Period Maturity Date.

Surrender Charge

      A maximum Surrender Charge of three percent (3%) will be applied to amounts withdrawn/distributed within the first three Contract years. The Surrender Charge applies to the amounts withdrawn/distributed after they have been adjusted by any MVA. The applicable Surrender Charge will decrease over time as indicated in the table below.

      Years Completed   Percentage of Distribution

            1                             3%
            2                             2%
            3                             1%
            4+                            0%

      The Contract describes specific situations in which there is no Surrender Charge, such as death, annuitization, other than in a single sum, and Periodic Withdrawals of at least 36 months.

Premium Tax

      We may be required to pay state premium taxes or retaliatory taxes currently ranging from 0% to 3.5% in connection with Contributions or values under the Contracts. Depending upon applicable state law, we will deduct charges for the premium taxes we incur with respect to a particular Contract from the Contributions, from amounts withdrawn, or from amounts applied on the Payment Commencement Date. In some states, charges for both direct premium taxes and retaliatory premium taxes may be imposed at the same or different times with respect to the same Contribution, depending on applicable state law.

Transfer Fee

      There will be a $10 charge for each Transfer in excess of twelve Transfers in any calendar year. We do not expect a profit from the transfer fee for excess Transfers.

Other Taxes

      Under present laws, we will incur state or local taxes (in addition to the Premium Tax described above) in several states. No charges are currently made for taxes other than Premium Tax. However, we reserve the right to deduct charges in the future for federal, state, and local taxes or the economic burden resulting from the application of any tax laws that we determine to be attributable to the Contracts.

_________________________________________________________________

                                PAYMENT OPTIONS
_________________________________________________________________

Periodic Withdrawal Option

      The Owner may Request that all or part of the Annuity Account Value be applied to a Periodic Withdrawal Option. The amount applied to a Periodic
Withdrawal is the Annuity Account Value with an MVA, if applicable, less Premium Tax or Surrender Charges, if any.

      In Requesting Periodic Withdrawals, the Owner must elect:

      - The withdrawal frequency of either 12-, 6-, 3-, or 1-month intervals;

      -     A withdrawal amount; a minimum of $100 is required;

      -     The calendar day of the month on which withdrawals will be made;

      -     One withdrawal option; and

      - The allocation of withdrawals from the Owner's Guarantee Period(s) as follows:

            1) Prorate the amount to be paid across all Guarantee Periods in proportion to the assets in each sub-account; or

            2) Select the Guarantee Period(s) from which withdrawals will be made. Once the Guarantee Periods have been depleted, the Company will automatically prorate the remaining withdrawals against all remaining available Guarantee Periods unless the Owner Requests the selection of another Guarantee Period.

      The Owner may elect to change the withdrawal option and/or the frequency once each calendar year.

      While Periodic Withdrawals are being received:

      1. the Owner may continue to exercise all contractual rights that are available prior to electing an annuity option, except that no Contributions may be made;
      2. for Periodic Withdrawals from Guarantee Periods six or more months prior to its Guarantee Period Maturity Date, a Market Value Adjustment, if applicable, will be assessed;
      3. the Owner may keep the same Guarantee Periods as were in force before periodic withdrawals began;
      4.    charges and fees under the Contract continue to apply; and
      5. maturing Guarantee Periods renew into the shortest Guarantee Period then available.

      Periodic Withdrawals will cease on the earlier of the date:
      1. the amount elected to be paid under the option selected has been reduced to zero;
      2.    the Annuity Account Value is zero; or
      3.    the Owner Requests that withdrawals stop;
      4.    an Owner or the Annuitant dies.

      The Owner must elect one of the following five (5) withdrawal options:

      1.    Income  for a Specified Period for at least thirty-six (36) months
      - The Owner elects the duration over which withdrawals will be made. The amount paid will vary based on the duration.

      2. Income of a Specified Amount for at least thirty-six(36) months - The Owner elects the dollar amount of the withdrawals. Based on the amount elected, the duration may vary; or

      3. Interest Only - The withdrawals will be based on the amount of interest credited to the Guarantee Period Fund between each withdrawal; or

      4. Minimum Distribution - If this is an IRA contract, the Owner may Request minimum distributions as specified under Code Section 401(a)(9); or

      5. Any Other Form for a period of at least thirty-six (36) months - Any other form of Periodic Withdrawal which is acceptable to the Company.

      If  Periodic  Withdrawals  cease,  the  Owner  may  resume  making
Contributions.   The Owner may elect to restart a Periodic Withdrawal program;
however, the Company may limit the number of times the Owner may restart a Periodic Withdrawal program.

      Periodic Withdrawals may be taxable, subject to withholding and subject to the 10% penalty tax. IRAs are subject to complex rules with respect to restrictions on and taxation of distributions, including the applicability of penalty taxes. A competent tax adviser should be consulted before a Periodic Withdrawal Option is requested. (See "Federal Tax Matters," p. 17.)

Annuity Date

      The date annuity payments commence may be chosen when the Contract is purchased or at a later date. This date must be at least one year after the initial Contribution. This selection may be changed, by Request, at any time up to 30 days before the annuity date. In the absence of an earlier election, the annuity date is the first day of the month of the Annuitant's 91st birthday.

      If an option has not been elected within 30 days of the annuity commencement date, the Annuity Account Value will be applied under Annuity Payment Option 3, discussed below, to provide payments for life with a guaranteed period of 20 years.

      Under section 401(a)(9) of the Code, a Contract which is purchased and used in connection with an Individual Retirement Account or with certain other plans qualifying for special federal income tax treatment is subject to complex "minimum distribution" requirements, which require that distributions under such a plan must begin by a specific date, and also that the entire interest of the plan participant must be distributed within certain specified periods under formulas that specify minimum annual distributions. The application of the minimum distribution requirements to each person will vary according to the person's age and other circumstances. A prospective purchaser may wish to consult a competent tax adviser regarding the application of the minimum distribution requirements. (See "Federal Tax Matters," p. 17.)

Annuity Options

      An annuity option may be selected by the Owner when the Contract is purchased, or at a later date. This selection may be changed, by Request, at any time up to 30 days before the annuity date. In the absence of an election, payments will automatically commence on the annuity date as described above. The amount to be applied is the Annuity Account Value on the annuity date. The minimum amount that may be withdrawn from the Annuity Account Value to purchase an annuity payment option is $2,000 with an MVA, if applicable. If the amount is less than $2,000, the Company may pay the amount in a single sum subject to the Contract provisions applicable to a partial withdrawal. Payments may be elected to be received monthly, quarterly, semi-annually or annually. Payments to be made under the annuity payment option selected must be at least $50. The Company reserves the right to make payments using the most frequent payment interval which produces a payment of not less than $50. The maximum amount that may be applied under any payment option is $1,000,000, unless prior approval is obtained from the Company.

      A single sum payment may be elected. If it is, then the amount to be paid is the Surrender Value. If an owner elects an annuity option, then the amount to be applied is the Annuity Account Value, as of the annuity commencement date with an MVA, if applicable, less any applicable Premium Tax.

Annuity Payment Options

      Option 1:   Income of Specified Amount

      The amount applied under this option may be paid in equal annual, semiannual, quarterly or monthly installments of the dollar amount elected for not more than 240 months. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same interval that was elected by the Owner.

      Option 2:   Income for a Specified Period

      Payments are paid annually, semiannually, quarterly or monthly, as elected, for a selected number of years not to exceed 240 months. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same interval that was elected by the Owner.

      Option 3:   Fixed Life Annuity with Guaranteed Period

      This option provides for monthly payments during a designated period and thereafter throughout the lifetime of the Annuitant. The designated period may be 5, 10, 15 or 20 years. Upon death of the Annuitant, for each remaining designated period, the amounts payable under this payment option will be paid to the Beneficiary.

      Option 4:   Fixed Life Annuity

      This annuity is payable monthly during the lifetime of the Annuitant, terminating with the last payment due prior to the death of the Annuitant. Since no minimum number of payments is guaranteed, this option may offer the maximum level of monthly payments of the annuity options. It is possible that only one payment may be made if the Annuitant died before the date on which the second payment was due. No other payments nor death benefits would be payable.

      Option 5:   Any Other Form

      This option allows an Owner the ability to choose any other form of annuity which is acceptable to the Company.

                                      ***

      For annuity options involving life income, the actual age and/or sex of the Annuitant will affect the amount of each payment. We reserve the right to ask for satisfactory proof of the Annuitant's age. We may delay annuity
payments  until  satisfactory  proof  is  received.    Since payments to older
Annuitants are expected to be fewer in number, the amount of each annuity payment under a selected annuity form will be greater for older Annuitants than for younger Annuitants.

      If the age of the Annuitant has been misstated, the payments established will be made on the basis of the correct age. If payments were too large because of misstatement, the difference with interest may be deducted by the Company from the next payment or payments. If payments were too small, the difference with interest may be added by the Company to the next payment. This interest is at an annual effective rate which will not be less than the Guaranteed Interest Rate.

      The Payment Commencement Date and annuity options available for IRAs may also be controlled by endorsements, the plan documents, or applicable law.

      Once payments start under the annuity form selected by the Owner: (a) no changes can be made in the annuity form, (b) no additional Contributions will be accepted under the Contract, and (c) no further withdrawals, other than withdrawals made to provide annuity benefits, will be allowed.

                                      ***

      A portion or the entire amount of the annuity payments may be taxable as ordinary income. If, at the time the annuity payments begin, we have not received a proper written election not to have federal income taxes withheld, we must by law withhold such taxes from the taxable portion of such annuity payments and remit that amount to the federal government (an election not to have taxes withheld is not permitted for certain Qualified Contracts). State income tax withholding may also apply. (See "Federal Tax-Matters," below.)

_________________________________________________________________

                              FEDERAL TAX MATTERS
_________________________________________________________________

Introduction

      The following discussion is a general description of federal income tax considerations relating to the Contracts and is not intended as tax advice. Further, this discussion is based on the assumption that the Contract qualifies as an annuity contract for federal income tax purposes. This discussion is not intended to address the tax consequences resulting from all of the situations in which a person may be entitled to or may receive a distribution under the Contract. Any person concerned about these tax implications should consult a competent tax adviser before initiating any transaction. This discussion is based upon our understanding of the present federal income tax laws as they are currently interpreted by the Internal Revenue Service. No representation is made as to the likelihood of the continuation of the present federal income tax laws or of the current interpretation by the Internal Revenue Service. Moreover, no attempt has been made to consider any applicable state or other tax laws.

      T h e C ontract may be purchased on a non-tax qualified basis ("Non-Qualified Contract") or purchased and used in connection with IRAs. The ultimate effect of federal income taxes on the amounts held under a Contract, on annuity payments, and on the economic benefit to you, the Annuitant, or the Beneficiary may depend on the type of Contract, and on the tax status of the individual concerned. In addition, certain requirements must be satisfied in purchasing an IRA and receiving distributions from an IRA in order to continue receiving favorable tax treatment. Therefore, purchasers of IRAs should seek competent legal and tax advice regarding the suitability of the Contract for their situation, the applicable requirements, and the tax treatment of the rights and benefits of the Contract. The following discussion assumes that an IRA is purchased with proceeds from and/or Contributions that qualify for the intended special federal income tax treatment.

Tax Status

      The Company is taxed as a life insurance company under Part I of Subchapter L of the Code.

Taxation of Annuities

In General

      Section 72 of the Code governs taxation of annuities in general. An Owner who is a natural person generally is not taxed on increases (if any) in the value of an Annuity Account Value until distribution occurs by withdrawing all or part of the Annuity Account Value (e.g., withdrawals or annuity p a y m ents under the annuity form elected). However, under certain circumstances, the Owner may be subject to taxation currently. In addition, an assignment, pledge, or agreement to assign or pledge any portion of the Annuity Account Value generally will be treated as a distribution. The taxable portion of a distribution (in the form of a single sum payment or an annuity) is taxable as ordinary income. An IRA Contract may not be assigned as collateral.

      The Owner of any annuity contract who is not a natural person (e.g. a corporation) generally must include in income any increase in the excess of the Annuity Account Value over the "investment in the contract" (discussed below) during each taxable year. The rule does not apply where the non-natural person is the nominal owner of a Contract and the beneficial owner is a natural person. The rule also does not apply in the following circumstances: (1) where the annuity Contract is acquired by the estate of a decedent, (2) where the Contract is held under an IRA, (3) where the Contract is a qualified funding asset for a structured settlement, and (4) where the Contract is purchased on behalf of an employee upon termination of a qualified plan. A prospective Owner that is not a natural person may wish to discuss these matters with a competent tax adviser.

      The following discussion generally applies to a Contract owned by a natural person.

Withdrawals

      In the case of a withdrawal under an IRA, including withdrawals under the Periodic Withdrawal Option, a ratable portion of the amount received may be non-taxable. The amount of the non-taxable portion is generally determined by the ratio of the "investment in the contract" to the individual's total accrued benefit under the retirement plan. The "investment in the contract" generally equals the amount of any nondeductible Contributions paid by or on behalf of any individual. Special tax rules may be available for certain distributions from an IRA.

      With respect to Non-Qualified Contracts, partial withdrawals, including Periodic Withdrawals, are generally treated as taxable income to the extent that the Annuity Account Value immediately before the withdrawal exceeds the "investment in the contract" at that time. If a partial withdrawal is made from a Guarantee Period which is subject to a Market Value Adjustment, then the Annuity Account Value immediately before the withdrawal will not be altered to take into account the Market Value Adjustment. As a result, for purposes of determining the taxable portion of the partial withdrawal, the Annuity Account Value will not reflect the amount, if any, deducted from or added to the Guarantee Period due to the Market Value Adjustment. Full surrenders are treated as taxable income to the extent that the amount received exceeds the "investment in the contract." The taxable portion of any annuity payment is taxed at ordinary income tax rates.

Annuity Payments

      Although  the  tax  consequences  may vary depending on the annuity form elected under the Contract, in general, only the portion of the annuity payment that represents the amount by which the Annuity Account Value exceeds the "investment in the contract" will be taxed; after the investment in the contract is recovered, the full amount of any additional annuity payments is taxable. For fixed annuity payments, in general there is no tax on the portion of each payment which represents the same ratio that the "investment in the contract" bears to the total expected value of the annuity payments for the term of the payments; however, the remainder of each annuity payment is taxable. Once the investment in the Contract has been fully recovered, the full amount of any additional annuity payments is taxable. If the annuity payments cease as a result of an Annuitant's death before full recovery of the "investment in the contract," you should consult a competent tax adviser regarding the deductibility of the unrecovered amount.

Penalty Tax

      In the case of a distribution pursuant to a Non-Qualified Contract, there may be imposed a federal income tax penalty equal to 10% of the amount treated as taxable income. In general, however, there is no penalty tax on distributions: (1) made on or after the date on which the Owner attains age 59 1/2; (2) made as a result of death or disability of the Owner; or (3) received in substantially equal periodic payments as a life annuity or a joint and survivor annuity for the lives or life expectancies of the Owner and a "designated beneficiary." Other exemptions or tax penalties may apply to certain distributions pursuant to an IRA. For more details regarding these exemptions or penalties consult a competent tax adviser.

Taxation of Death Benefit Proceeds

      Amounts may be distributed from the Contract because of the death of an Owner or the Annuitant. Generally such amounts are includible in the income of the recipient as follows: (1) if distributed in a lump sum, they are taxed in the same manner as a full surrender, as described above, or (2) if distributed under an annuity form, they are taxed in the same manner as annuity payments, as described above.

Distribution-at-Death Rules

      In order to be treated as an annuity contract, the terms of the Contract must provide the following two distribution rules:(A) if any Contract Owner dies on or after the date annuity payments commence, and before the entire interest in the Contract has been distributed, the remainder of his/her interest will not be distributed under a slower distribution schedule than that provided for in the method in effect on the Contract Owner's death; and
(B) if any Contract Owner dies before the date annuity payments commence, his/her entire interest must generally be distributed within five years after the date of death provided that if such interest is payable to a designated Beneficiary, then such interest may be made over the life of that designated Beneficiary or over a period not extending beyond the life expectancy of that Beneficiary, so long as payments commence within one year after the Contract Owner's death. If the sole designated Beneficiary is the spouse of the Contract Owner, the Contract may be continued in the name of the spouse as Contract Owner. The designated Beneficiary is the natural person designated by the terms of the Contract or by the Contract Owner as the individual to whom ownership of the contract passes by reason of the Contract Owner's death. If the Contract Owner is not an individual, then for purposes of the distribution at death rules, the Primary Annuitant is considered the Contract Owner. In addition, when the Contract Owner is not an individual, a change in the Primary Annuitant is treated as the death of the Contract Owner.

Transfers, Assignments, or Exchanges

      A Transfer of ownership of a Contract, the designation of an Annuitant, Payee or other Beneficiary who is not also the Owner, or the exchange of a Contract may result in adverse tax consequences to the Owner that are not discussed herein. An Owner contemplating any such designation, transfer, assignment, or exchange of a Contract should contact a competent tax adviser with respect to the potential tax effects of such a transaction.

Multiple Contracts

          All deferred, non-qualified annuity contracts that are issued by the Company (or our affiliates) to the same Owner during any calendar year will be treated as one annuity contract for purposes of determining the amount includible in gross income under section 72(e) of the Code. Amounts received under any such Contract may be taxable (and may be subject to the 10% Penalty
Tax) to the extent of the combined income in all such Contracts. In addition, the Treasury Department has specific authority to issue regulations that prevent the avoidance of section 72(e) through the serial purchase of annuity contracts or otherwise. Congress has also indicated that the Treasury Department may have authority to treat the combination purchase of an immediate annuity contract and separate deferred annuity contracts as a single annuity contract under its general authority to prescribe rules as may be necessary to enforce the income tax laws.


Withholding

      Annuity distributions generally are subject to withholding for the recipient's federal income tax liability at rates that vary according to the type of distribution and the recipient's tax status. Recipients, however, generally are provided the opportunity to elect not to have tax withheld from distributions.
Certain distributions from IRAs are subject to mandatory federal income tax withholding.

Possible Changes in Taxation

      In past years, legislation has been proposed that would have adversely modified the federal taxation of certain annuities. For example, one such proposal would have changed the tax treatment of non-qualified annuities that did not have "substantial life contingencies" by taxing income as it is credited to the annuity. There is always the possibility that the tax treatment of annuities could change by legislation or other means (such as IRS regulations, revenue rulings, judicial decisions, etc.). Moreover, it is also possible that any change could be retroactive (that is, effective prior to the date of the change).

Section 1035 Exchanges

      Code Section 1035 provides that no gain or loss shall be recognized on the exchange of one annuity contract for another. A replacement contract obtained in a tax-free exchange of contracts succeeds to the status of the original contract. Special rules apply to Contracts issued prior to August 14, 1982. Prospective Owners wishing to take advantage of a Section 1035 exchange should consult their tax adviser.

Individual Retirement Annuities

      The Contract may be used with IRAs as described in Section 408 of the Code which permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity. Also, certain kinds of distributions from certain types of qualified and non-qualified retirement plans may be "rolled over" following the rules set out in the Code to maintain favorable tax treatment, to an Individual Retirement Annuity. The sale of a Contract for use with an IRA may be subject to special disclosure requirements of the Internal Revenue Service. Purchasers of the Contract for use with IRA's will be provided with supplemental information required by the Internal Revenue Service or other appropriate agency. Such purchasers will have the right to revoke their purchase within seven days of purchase of the IRA Contract.

      Various tax penalties may apply to contributions in excess of specified limits, aggregate distributions in excess of $150,000 annually, distributions that do not satisfy specified requirements, and certain other transactions. The Contract will be amended as necessary to conform to the requirements of the Code. Purchasers should seek competent advice as to the suitability of the Contract for use with IRA's.

      If  a  Contract  is  issued  in connection with an employer's Simplified
Employee Pension ("SEP") plan, Owners, Annuitants and Beneficiaries are cautioned that the rights of any person to any of the benefits under the Contract may be subject to the terms and conditions of the plan itself, regardless of the terms and conditions of the Contract.

      If a Contract is purchased to fund an IRA the Annuitant must also be the Owner. In addition, if a Contract is purchased to fund an IRA, minimum distributions must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. You should consult your tax adviser concerning these matters.

      The Contract and prototype IRA endorsement have been submitted for IRS approval and determination that they are acceptable under Section 408 of the Code, so that each individual who purchases a Contract with an IRA endorsement will be considered to have adopted a retirement savings program that satisfies the requirements of Section 408 of the Code. The IRS approval is a determination only as to the form of the Contract and does not represent a determination of the merits of the Contract.

      At the time the Initial Contribution is paid, a prospective purchaser must specify whether he or she is purchasing a Non-Qualified Contract or an IRA. If the initial Contribution is derived from an exchange or surrender of another annuity contract, we may require that the prospective purchaser provide information with regard to the federal income tax status of the previous annuity contract. We will require that persons purchase separate Contracts if they desire to invest monies qualifying for different annuity tax treatment under the Code. Each such separate Contract would require the minimum initial Contribution stated above. Additional Contributions under a Contract must qualify for the same federal income tax treatment as the initial Contribution under the Contract; we will not accept an additional Contribution under a Contract if the federal income tax treatment of such Contribution would be different from that of the initial Contribution.

Seek Tax Advice

      The foregoing discussion of the federal income tax consequences is only a brief summary and is not intended as tax advice. Further, the federal income tax consequences discussed herein reflect our understanding of current law and the law may change. Federal estate tax consequences and state and local estate, inheritance, and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each Owner or recipient of the distribution. A COMPETENT TAX ADVISER SHOULD BE CONSULTED FOR FURTHER INFORMATION.

_________________________________________________________________

                            ASSIGNMENTS OR PLEDGES
_________________________________________________________________

      Generally, rights in the Contract may be assigned or pledged for loans at any time during the life of the Annuitant; however, if the Contract is an IRA, the Owner may not assign the Contract as collateral.

      If a non-IRA Contract is assigned, the interest of the assignee has priority over the interest of the Owner and the interest of the Beneficiary. Any amount payable to the assignee will be paid in a single sum.

      A copy of any assignment must be submitted to the Company at the Schwab Annuity Service Center. Any assignment is subject to any action taken or payment made by the Company before the assignment was processed. The Company is not responsible for the validity or sufficiency of any assignment.

      If any portion of the Annuity Account Value is assigned or pledged for a loan, it may be treated as a distribution. A competent tax adviser should be consulted for further information.



_________________________________________________________________

                         DISTRIBUTION OF THE CONTRACTS
_________________________________________________________________

Charles Schwab & Co., Inc. ("Schwab") is the distributor of the Contracts. Schwab is registered with the Securities and Exchange Commission as a broker/dealer and is a member of the National Association of Securities Dealers, Inc. ("NASD"). Its principal offices are located at 101 Montgomery, San Francisco, California 94104, telephone 800-838-0650.

Certain administrative services are provided by Schwab to assist the Company in the processing of the Contracts, which services are described in written agreements between Schwab and the Company.

The Company has agreed to indemnify Schwab (and its agents, employees, and controlling persons) for certain damages arising out of the sale of the Contracts, including those arising under the securities laws.

_________________________________________________________________

                                  SELECTED FINANCIAL DATA
_________________________________________________________________

      The following is a summary of certain financial data of the Company. This summary has been derived in part from, and should be read in conjunction with, the financial statements of the Company included elsewhere in this prospectus.

                              Three months         Years Ended December 31,
                              Ended
(in Millions)                 3/31/97   3/31/96    1996     1995     1994   1993   1992
INCOME STATEMENT DATA
Premiums and other income     $262     $294    $1,199   $1,067   $1,000    $696     $245
Net investment income          218      206       837      835      768     792      661
Realized investment
  gains(losses)                (5)        2      (21)        8     (72)     25      (4)
Total Revenues                 475     $502    $2,015   $1,910   $1,696  $1,513    $902

Total benefits and expenses    $424     $439    $1,824   $1,733   $1,594 $1,417    $844
Income tax and expenses          19       14        56       49       28    31
cumulative effect
of adopting a new
accounting method
for income taxes               0        0         0        0        0        0     (23)

Net income                   $ 32     $ 49     $ 135    $ 128    $ 74       $65   $ 63

BALANCE SHEET DATA
Investment assets         $12,484  $12,292   $12,717  $12,473  $11,791 $11,592  $10,771
Separate account assets     5,854    4,390     5,485    3,999    2,555  1,680      937
Total assets               19,570   17,946    19,351   17,682   15,616 14,296   12,948
Total policy liabilities   11,589   11,397    11,687   11,492   10,929 10,592   10,352

                                      33

Total shareholder's equity 1,034    1,971     1,034      993      777 821   769

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                    CONDITION AND RESULTS OF OPERATIONS

The Company

      Great-West Life & Annuity Insurance Company (the "Company") is a stock life insurance company originally organized under the laws of the State of Kansas in 1907 as the National Interment Association. Its name was changed to Ranger National Life Insurance Company in 1963 and to Insuramerica Corporation prior to changing to its current name in 1982. In September of 1990, the Company redomesticated and is now organized under the laws of the State of Colorado.

      The Company is authorized to engage in the sale of life insurance, accident and health insurance and annuities. It is qualified to do business in the District of Columbia, Puerto Rico, and in all states in the United States except New York.

      The Company operates in one business segment as a provider of life, health and annuity products; however, the business operations of the Company will be discussed in terms of major business units, which are:

Employee
Benefits - life, health, disability income and 401(k) products for group clients.

Financial
Services - accumulation and payout annuity products for both group and individual clients, primarily Services in the public/non-profit sector, as well as insurance products for individual clients.

Investment
Operations  -   management of assets, both general funds and separate accounts which segregate, from the Company's general account, the assets and liabilities of contractholders of variable products ("Separate
            Accounts")

      Management's discussion and analysis of financial condition and results of operations of the Company for first quarter of 1997 and 1996 and the three years ended December 31, 1996 follows. In connection with, and because it desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers regarding certain forward-looking statements contained in the following discussion and elsewhere in this prospectus and in any other statements made by, or on behalf of, the Company, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. In particular, statements using verbs such as "expect," "anticipate," "believe," or words of similar import generally involve forward-looking statements which represent the Company's beliefs concerning future or projected levels of sales of the Company's products, investment spreads or yields, or the earnings or profitability of the Company's activities.

      Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, t h e Company. Whether or not actual results differ materially from f o r w a r d-looking statements may depend on numerous foreseeable and unforeseeable events or developments, some of which may be national in scope, such as general economic conditions and interest rates, some of which may be related to the insurance industry generally, such as pricing competition, regulatory developments and industry consolidation, and others of which may relate to the Company specifically, such as credit, volatility and other risks associated with the Company's investment portfolio, and other factors. Readers are also directed to consider other risks and uncertainties discussed in documents filed with the SEC. The Company disclaims any obligations to update forward-looking information.



Comparison of First Three Months Ended March 31, 1997 and 1996

      Pursuant to a December 31, 1993 agreement between the Company and The Great-West Life Assurance Company (the "Parent Corporation") whereby the
Company assumed responsibility for the Parent Corporation's income tax liability for fiscal years prior to 1994, the Company had previously recorded a contingent liability provision. The Company's 1996 results of operations include a release of $26 million from the provision to reflect the resolution of 1988 and 1989 tax issues with the Internal Revenue Service. Excluding this amount from 1996 earnings would have resulted in net income increasing 39% from 1996 to 1997. The growth in income from recurring operations is attributable to several factors: higher fee income from assets under management, higher margins on investment products, and better mortality and morbidity. Also during the first quarter of 1996, the Company strengthened reserves in the individual annuity product line which negatively impacted net income.

      Premiums and other income decreased 11% from $294 million in 1996 to $262 million in 1997. The release of contingent liability discussed above was included in the premium and other income line in 1996. Excluding this income, the decrease would have only been 2% which reflects a 4% reduction in group life and health premiums due to high termination rates associated with price sensitivity and competition among managed care companies.

      Net investment income increased from $206 million in 1996 to $218 million in 1997. This growth in net investment income is a direct result of the growth of investment assets which was partially offset by a lower effective yield on investments. The actual earned rate for the first quarter of 1997 was 7.13% versus 7.27% for the first quarter of 1996.

      Realized investment gains (losses) changed from a net realized capital gain of $2 million in 1996 to a net realized capital loss of $5 million in 1997. The increase in interest rates in the first quarter of 1997 resulted in realized losses totaling $3 million on the sale of fixed maturities, while lower interest rates in the first quarter of 1996 contributed to $4 million of fixed maturity gains. Provisions for asset losses were $2 million in 1997 versus $3 million in 1996.

Total benefits and expenses decreased 3% in 1997 due to the reduction in group health claims which is consistent with the premium decrease discussed previously.

The effective income tax rate was reduced in 1996 by the release of the contingent liability discussed above which was not taxable.

Investment assets decreased from December 31, 1996 to March 31, 1997 by $233 million. At the same time separate account assets increased $369 million.
This reflects the continued trend of contractholders moving to variable products and away from the more traditional guaranteed products.

Comparison of Years Ended December 31, 1996 and 1995

      The Company's consolidated net income increased 5% to $134.6 million, when compared to 1995.

      Premiums and other income increased 12% from $1,067.4 million in 1995 to $1,199.2 million in 1996. The 1996 premiums included $164.8 million of reinsurance premium associated with the recapture of a block of participating individual insurance business from Great-West Life. This transaction did not impact consolidated net income, as it was offset by an increase in reserves

(see discussion of policy benefits below). Therefore, premiums and other income from operations were down from 1995 levels, which reflects a 7% reduction in group life and health premiums due to high termination rates associated with price sensitivity and competition from managed care companies.

      Net investment income increased $1.5 million from $835.1 million in 1995 to $836.6 million in 1996. This change reflected an increase in the amount of invested assets of $243.8 million, which was largely offset by a lower effective yield on investments purchased in late 1995 and early 1996. The increase in invested assets is primarily the result of growth in policy loans on the Corporate-Owned Life Insurance ("COLI") business.

      The Company's realized investment gains (losses) changed from a net realized gain of $7.5 million in 1995 to a net realized loss of $21.1 million in 1996. The increase in interest rates in 1996 resulted in realized losses on the sale of fixed maturities totaling $11.6 million, while lower interest rates contributed to $28.2 million of fixed maturity gains recorded in 1995. The 50% improvement in the provision for asset losses helped to partially offset the fixed maturities capital losses, as the change in provision was reduced from $22.0 million in 1995 to $10.6 million in 1996.

      Total benefits and expenses includes life and other policy benefits, increase in reserves, interest paid or credited to contractholders, expenses, and dividends to policyholders. The increase of 5% from $1,733.3 million in 1995 to $1,824.3 million in 1996 is primarily the result of the increase in reserves of $164.8 million associated with the recapture of insurance from Great-West Life. After this adjustment the total benefits and expenses actually decreased from 1995 to 1996. This is the result of a reduction in group health claims which is consistent with the premium decrease discussed previously.

      Net income in 1996 also reflects a $25.6 million release of a previously recorded contingent liability that the Company assumed from Great-West Life in 1993. The release was triggered by the resolution of 1988 and 1989 tax issues with the Internal Revenue Service.

      The effective income tax rates were reduced in 1996 by the release of the contingent liability which was not taxable and in 1995 by the release of a $13.3 million deferred tax valuation allowance in a subsidiary investment company.

Comparison of Years Ended December 31, 1995 and 1994

      The Company's consolidated net income increased 73% in 1995, compared with 1994. The majority of the increase was in the Financial Services unit where the asset intensive lines benefited from a combination of lower mortgage writedowns and capital gains from sales in the fixed maturities portfolio, as described below.

      Premiums and other income increased 7% from $1,000.1 million in 1994 to $1,067.4 million in 1995, as the result of an increase in group life and health premiums which were augmented by the acquisition of blocks of business from Confederation Life Insurance Company and Life of Georgia.

      Net investment income increased $67.4 million in 1995 to a total of $835.1 million reflecting an increase in invested assets from $11.8 billion to $12.5 billion in 1995. The increase was driven by the growth in policy loans associated with COLI business.

      The Company's realized gains (losses) changed from a net realized loss of $71.9 million in 1994 to a net realized gain of $7.5 million in 1995. The provision for asset losses, included in realized losses, continued to decline as the $22.0 million in 1995 was $12.2 million lower than the $34.2 million recorded in 1994, as the mortgage portfolio continued to improve. Interest rates decreased in 1995, leading to capital gains on the sale of fixed maturities of $28.2 million which were better than the $39.8 million of losses recorded in 1994.

      Total benefits and expenses increased 9% in 1995 to a total of $1,733.3 million. This increase reflects the growth in the group life and health block of business, and its impact on the increase in group health claims and operating expenses.

      The effective income tax in 1995 and 1994 was lower than the statutory rate due to a reduction of $13.3 million and $7.1 million, respectively, in the deferred tax asset valuation allowance held in a real estate subsidiary.

Investment Operations

      The  Company's  primary  investment objective is to acquire assets whose durations and cash flows reflect the characteristics of the Company's liabilities, while meeting industry, size, issuer and geographic diversification standards. Formal liquidity and credit quality parameters have also been established.

      The Company follows rigorous procedures to control interest rate risk and observes strict asset and liability matching guidelines. These guidelines are designed to ensure that even in changing interest rate environments the Company's assets will always be able to meet the cash flow and income
r e q u i rements of its liabilities. Through dynamic modeling, using state-of-the-art software to analyze the effects of a wide range of possible market changes upon investments and policyholder benefits, the Company ensures that its investment portfolio is appropriately structured to fulfill financial obligations to its policyholders.

      A summary of the Company's invested assets (Millions) follows:

                                                1996        1995
Fixed maturities, available for sale,
      at fair value                             $ 6,206     $ 6,263
Fixed maturities, held at maturity,
      at amortized cost                           1,993       2,054
Mortgage loans                                    1,488       1,713

Real estate and common stock                   88          70
Short-term investments                        419         135
Policy loans                                2,523       2,238

                                          $12,717     $12,473

Fixed Maturities

      Fixed maturity investments include publicly traded bonds, privately placed bonds and public and private structured assets. This latter category c o n t ains both asset-backed and mortgage-backed securities, including collateralized mortgage obligations ("CMOs"). The Company's strategy related to structured assets is to focus on those with lower volatility and minimal credit risk. The Company does not invest in higher risk CMOs such as interest-only and principal-only strips, and currently has no plans to invest in such securities.

      Private placement investments are generally less marketable than publicly traded assets, yet they typically offer covenant protection which allows the Company, if necessary, to take appropriate action to protect its investment. The Company believes that the cost of the additional monitoring and analysis required by private placements is more than offset by their enhanced yield.

      One of the Company's primary objectives is to ensure that its fixed maturity portfolio is maintained at a high average quality, so as to limit credit risk. In excess of 85% of the value of the securities in this portfolio are rated by external rating agencies. If not externally rated, the securities are rated by the Company on a basis intended to be similar to that of the rating agencies.

      The distribution of the fixed maturity portfolio (both available for sale and held to maturity) by credit rating is summarized as:

      Credit Rating                                   1996        1995

      AAA                                              45.9%      43.9%
      AA                                                8.1        8.0
      A                                                23.7       26.8
      BBB                                              20.9       19.2
      BB and Below (non-investment grade)               1.4        2.1

      TOTAL                                          100.0%      100.0%


      At December 31, 1996, the Company had one bond in default in the amount of $8 million, and one potentially problematic bond, with a carrying value of $6.4 million, which, although current, is judged by management as likely to require either restructuring or other types of relief. Both bonds are carried at their estimated net realizable values. Their combined total of $14.4 million is a relatively low proportion of the total fixed maturity portfolio (less than .2%) as the high credit quality of the portfolio limits the

Company's exposure to problematic bonds. At December 31, 1995, there were no bonds in default and only one potentially problematic security, with a carrying value of $7.4 million.

Mortgage Loans

      During 1996, the mortgage portfolio declined 13% to $1.5 billion, net of i m pairment reserves. The Company has not actively sought new loan opportunities since 1989 and, as such, has experienced an ongoing reduction in this portfolio's balance.

      The Company follows a comprehensive approach to the management of mortgage loans which includes ongoing analysis of key mortgage characteristics such as debt service coverage, net collateral cash flow, property condition, loan to value ratios and market conditions. Collateral valuations are performed for those mortgages which, after review, are determined by management to present possible risks and exposures. These valuations are then incorporated into the determination of the Company's allowance for credit losses. Effective January 1, 1995, the Company adopted Statement of Financial Accounting Standards Nos. 114 and 118 (see Note 1 to the financial statements), both of which deal with accounting for impaired loans (defined as those loans upon which the Company will likely collect less than all amounts due according to the contractual terms of the agreement). As the Company already provided for impairment reserves through its allowance procedures, the adoption of the new standards had no material effect upon the Company's financial position.

      The average balance of impaired loans continued to remain low at $39.1 million in 1996 compared with $29.1 million in 1995, and foreclosures totaled $14.0 million and $37.0 million in 1996 and 1995, respectively. The low levels of problematic mortgages relative to the Company's overall balance sheet are due to the ongoing decrease in the size of the mortgage portfolio, the Company's active loan management program and improvement in market conditions.

      Occasionally, the Company elects to restructure certain loans if the economic benefits to the Company are believed to be more advantageous than those achieved by acquiring the collateral through foreclosure. At December 31, 1996 and 1995, the Company's loan portfolio included $68.3 million and $89.2 million, respectively, of non-impaired restructured loans.

Real Estate and Common Stock

      The Company's real estate portfolio is composed primarily of properties acquired through the foreclosure of troubled mortgages. The Company operates a wholly owned real estate subsidiary which attempts to maximize the value of these properties through rehabilitation, leasing and sale. The Company anticipates limited, if any, investments in voluntary real estate assets during 1997.

      The  common  stock  portfolio  is composed of mutual fund seed money and
some  private  equity  investments.    The  Company  anticipates  a  limited
participation in the stock markets in 1997.



Derivatives

      The Company uses certain derivatives, such as futures, options, and swaps, for purposes of hedging interest rate and foreign exchange risk. These derivatives, when taken alone, may subject the Company to varying degrees of market and credit risk; however, when used for hedging, these instruments typically reduce risk. The Company controls the credit risk of its financial contracts through credit approvals, limits and monitoring procedures. Note 6 to the financial statements (page 46) contains a summary of the Company's outstanding financial hedging derivatives.

Other

      General economic conditions improved during 1996, including improvement or stabilization in many real estate markets. If present market conditions continue, the Company does not expect to recognize any asset chargeoffs or restructurings which would result in a material adverse effect upon the Company's financial condition in 1997.

LIQUIDITY AND CAPITAL RESOURCES

      The Company's operations have liquidity requirements that vary among the principal product lines. Life insurance and pension plan reserves are primarily long-term liabilities. Accident and health reserves, including long-term disability, consist of both short-term and long-term liabilities. Life insurance and pension plan reserve requirements are usually stable and p r e dictable, and are supported primarily by long-term, fixed income investments. Accident and health claim demands are stable and predictable but generally shorter term, requiring greater liquidity.

      Generally, the Company has met its operating requirements by maintaining appropriate levels of liquidity in its investment portfolio and utilizing positive cash flows from operations. Liquidity for the Company has remained strong, as evidenced by significant amounts of short-term investments and cash, which totaled $544.2 million and $225.8 million as of December 31, 1996 and 1995, respectively.

      During 1996, cash increased $34.2 million to $125.2 million as of December 31, 1996. This increase primarily reflects the positive cash flow from operating activities ($712.4 million). The increase was partially offset by net investment purchases($127.7 million), contract withdrawals ($413.6 million), net repurchase agreement payments ($88.6 million) and payment of dividends on stock ($56.7 million).

      During 1995, cash decreased $40.7 million due to contract withdrawals ($217.2 million), net repurchase agreement payments ($191.2 million), net investment purchases ($27.4 million), and payment of dividends on stock ($49.0 million). Cash flow from operating activities was $458.1 million.

      The 1994 increase in cash primarily reflects cash flows from operating activities net of withdrawals and net investment purchases.

      Funds provided from premiums and fees, investment income and maturities of investment assets are reasonably predictable and normally exceed liquidity requirements for payment of claims, benefits and expenses. However, since the timing of available funds cannot always be matched precisely to commitments, imbalances may arise when demands for funds exceed those on hand. Also, a demand for funds may arise as a result of the Company taking advantage of current investment opportunities. The Company's capital resources represent funds available for long-term business commitments and primarily consist of retained earnings and proceeds from the issuance of commercial paper and equity securities. Capital resources provide protection for policyholders and the financial strength to support the underwriting of insurance risks, and allow for continued business growth. The amount of capital resources that may be needed is determined by the Company's senior management and Board of Directors as well as by regulatory requirements. The allocation of resources to new long-term business commitments is designed to achieve an attractive return, tempered by considerations of risk and the need to support the Company's existing business.

      The Company's financial strength provides the capacity and flexibility to enable it to raise funds in the capital markets through the issuance of commercial paper. The Company continues to be well capitalized, with sufficient borrowing capacity to meet the anticipated needs of its business. The Company had $84.7 million of commercial paper outstanding at December 31, 1996, compared with $84.9 million at December 31, 1995. The commercial paper has been given a rating of A-1+ by Standard & Poor's Corporation and a rating of P-1 by Moody's Investors Service, each being the highest rating available.

ACCOUNTING PRONOUNCEMENTS

      In 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The implementation of this statement had no material effect on the Company's results of operations, liquidity or financial condition.

Effective January 1, 1995, the Company adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures". As the Company was already providing for impairment of loans through an allowance for credit losses, the implementation of these statements had no material effect on the Company's financial condition. See Note 6 to the financial statements for further information (page 46).

      In 1994, the Company implemented SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The cumulative effect as of
January 1, 1994 of adopting SFAS No. 115 increased the opening balance of stockholder's equity by $6.5 million to reflect the net unrealized gains on securities classified as available-for-sale (previously carried at the lower of aggregated amortized cost or fair value) and the corresponding adjustments to deferred policy acquisition costs, policy reserves, and amounts allocable to the liability for undistributed earnings on participating business, all net of income taxes.

      During the fourth quarter of 1995, the Financial Accounting Standards Board issued a guide to implementation of SFAS No. 115, which permits a one-time opportunity to reclassify securities subject to SFAS No. 115. Consequently, the Company reassessed the classification of its investment portfolio in December 1995 and reclassed securities totaling $2.1 billion from held-to-maturity to available-for-sale. In connection with this reclassification, an unrealized gain, net of related policyholder amounts and deferred income taxes, of $23.4 million was recognized in stockholder's equity at the date of transfer.

      In connection with the employee transfer discussed in Note 2 to the financial statements on page 42, the Company in 1997 will apply the provisions of SFAS No. 87, "Employers Accounting for Pensions, SFAS No. 106, "Employers' Accounting for Post Retirement Benefits Other Than Pensions, and SFAS No. 123, "Accounting for Stock-Based Compensation". Previously employee expenses (including costs for benefit plans) were transferred from Great-West Life to the Company through administrative services agreements. Accordingly, the implementation of these standards will have no material effect on the financial results of the Company.

Regulation

General

      The Company must comply with the insurance laws of all jurisdictions in which its is licensed to do business. Although the intent of regulation varies, most jurisdictions have laws and regulations governing rates, solvency, standards of business conduct and various insurance and investment products. The form and content of statutory financial reports and the type and concentration of investments are also regulated.

      The Company's operations and accounts are subject to examination by the Colorado Insurance Division and other regulators at specified intervals. The latest financial examination by the Colorado Insurance Division was completed in 1997, and covered the 5-year period ending December 31, 1995. This examination produced no significant adverse findings regarding the Company.

Solvency Regulation

      T h e National Association of Insurance Commissioners has adopted risk-based capital rules for life insurance companies. These rules recommend a specified level of capital depending upon the types and quality of investments held, the types of business written, and the types of liabilities maintained. Depending on the ratio of the insurer's adjusted capital to its risk based capital, the insurer could be subject to various regulatory actions ranging from increased scrutiny to conservatorship. Based on the Company's December 31, 1996 statutory financial reports, the Company was well within these rules.

      The National Association of Insurance Commissioners Insurance Regulatory Information System ratios are another set of tools used by regulators to provide an "early warning" as to when a company may require special attention. There are twelve categories of financial data with defined usual ranges for each. For 1996, the Company was within the usual ranges in all categories.

Insurance Holding Company Regulations

      The  Company  is  subject  to  insurance  holding company regulations in
Colorado. These regulations contain certain restrictions and reporting requirements for transactions between an insurer and its affiliates, including payment of dividends. They also regulate changes in control of an insurance company.



Securities Laws

      The Company is subject to various levels of regulation under federal securities laws. Certain of the Company's Separate Accounts and the mutual funds used as funding vehicles for those Separate Accounts, and variable insurance and annuity products are registered under the Investment Company Act of 1940 and the Securities Act of 1933.

Guaranty Funds

      Under insurance guaranty fund laws existing in all states, insurers doing business in those states can be assess (up to prescribed limits) for certain obligations of insolvent insurance companies. The Company has established a reserve of $9.1 million as of December 31, 1996 to cover future assessments of known insolvencies. The Company has historically recovered more than half of the guaranty fund assessments through statutorily permitted premium tax offsets. The Company has a prepaid asset associated with guaranty fund assessments of $5.6 million at December 31, 1996.

Canadian Regulation

      Because the Company is a subsidiary of Great-West Life, which is a Canadian company, the Office of Superintendent of Financial Institutions Canada conducts periodic examinations of the Company and approves certain investments in subsidiary companies.

Ratings

      The Company is rated by a number of nationally recognized rating agencies. The ratings represent the opinion of the rating agencies on the financial strength of the Company and its ability to meet the obligations of its insurance policies.

Rating Agency                       Measurement                   Rating

A.M. Best Company             Financial Condition
                                    and Operating Performance     A++*
Duff & Phelps Corporation     Claims Paying Ability               AAA*
Standard & Poor's Corporation Claims Paying Ability               AA+**
Moody's Investors Service     Insurance Financial Strength        Aa2***

*     Highest ratings available
**    Second highest rating out of 17 rating categories
***   Third highest rating out of 19 rating categories


Miscellaneous

      A portion of the Company's business is "seasonal" in nature in the sense that reported claims in the group health line of business are generally higher in the first quarter.

      No customer accounted for 10% or more of the Company's consolidated revenues in 1996. In addition, no unit of the Company's business is dependent on a single customer or a few customers, the loss of which would have a significant effect on the Company or any of its business units. The loss of business from any one, or a few, independent brokers or agents would not have a material adverse effect on the Company of any of its business units.

      The Company had approximately 4,200 employees at January 1, 1997.

      The executive offices of the Company consist of a 517,633 square foot office complex located in Englewood, Colorado. The office complex is owned by a subsidiary of the Company. The Company leases sales and claims offices throughout the United States.

Directors and Officers

      Set forth below is information concerning the Company's directors and executive officers, together with their principal occupation for the past five years. Unless otherwise indicated, all of the directors and executive officers have been engaged for not less than five years in their present principal occupations or in another executive capacity with the companies or firms identified.

Directors                           Principal Occupation Last 5 Years

James Balog                         Company Director since March 1993;
                                    previously Chairman, Lambert Brussels
                                    Capital Corporation

James W. Burns, O.C.                Chairman of the Boards of Lifeco(1) and
                                    Great-West Life; Deputy Chairman,
                                    PCC (2)

Orest T. Dackow                     President and Chief Executive
                                    Officer, Lifeco

Paul Desmarais, Jr.                 C h airman    and    Co-Chief    Executive
                                    Officer, PCC; Chairman, PFC/3/

Robert G. Graham                    C o mpany  Director  since  January  1996;
                                    previously  Chairman  and  Chief Executive
                                    Officer, Inter-City Products Corporation

Robert Gratton                      Chairman of the Board of GWL&A;
                                    President and Chief Executive
                                    Officer, PFC

N. Berne Hart Company Director since February 1992; previously Chairman of the Board, United Banks of Colorado, Inc.

Kevin P. Kavanagh                   Company Director since April 1992;
                                    previously     President     and     Chief
                                    Executive Officer, Lifeco

William Mackness                    Company Director since July 1995;
                                    previously Dean, Faculty of
                                    Management, University of Manitoba

William T. McCallum                 President and Chief Executive Officer
                                    of the Company; President and Chief
                                    Executive Officer (U.S. Operations),
                                    Great-West Life

Jerry E.A. Nickerson                Chairman of the Board, H.B. Nickerson
                                    & Sons Limited


The Honourable
P. Michael Pitfield,
P.C., Q.C.                          Vice-Chairman,  PCC;  Member of the Senate
                                    of Canada

Michel Plessis-Be'lair,
F.C.A. Vice-Chairman and Chief Financial Officer, PCC; Executive Vice-President and Chief Financial Officer, PFC

Ross J. Turner                      Chairman, Genstar Investment Corporation

Brian E. Walsh                      Partner,  Trinity L.P. since January 1996;
                                    previously  Managing Director and Co-head,
                                    Global   Investment  Bank,  Bankers  Trust
                                    Company

1                                   Great-West Lifeco, Inc.
2                                   Power Corporation of Canada
3                                   Power Financial Corporation


Executive Officers                  Principal Occupation Last 5 Years


 William T. McCallum                    President and Chief Executive
 President and Chief Executive          Officer, of GWL&A; President and
 Officer                                Chief Executive Officer (U.S.
                                        Operations), Great-West Life

 Dennis Low                             Executive Vice President, Financial
 Executive Vice President,              Services, GWL&A and Great-West Life
 Financial Services

 Alan D. MacLennan                      Executive Vice President, Employee
 Executive Vice President,              Benefits, GWL&A and Great-West Life
 Employee Benefits
 Robert D. Bond                         Senior Vice President, Financial
 Senior Vice President,                 Services, GWL&A and Great-West Life;
 Financial Services                     prior to May 1992, National Director,
                                        Public Marketing, Aetna Life
                                        Insurance Company


 John A. Brown                          Senior Vice President, Sales,
 Senior Vice President,                 Financial Services, GWL&a and Great-
 Sales, Financial Services              West Life

 John T. Hughes                         Senior Vice President, Chief
 Senior Vice President, Chief           Investment Officer, GWL&A; Senior
 Investment Officer                     Vice President, Chief Investment
                                        Officer (U.S. Operations), Great-West
                                        Life

 Robert E. Kavanagh                     Senior Vice President, Employee
 Senior Vice President,                 Benefits, Sales, GWL&A and Great-West
 Employee Benefits, Sales               Life
 D. Craig Lennox                        Senior Vice President, General
 Senior Vice President,                 Counsel and Secretary, GWL&A; Senior
 General Counsel and Secretary          Vice President and Chief U.S. Legal
                                        Officer, Great-West Life

 Steve H. Miller                        Senior Vice President, Employee
 Senior Vice President,                 Benefits, Sales, GWL&A and Great-West
 Employee Benefits, Sales               Life

 James D. Motz                          Executive Vice President, Employee
 Executive Vice President,              Benefits Operations, GWL&A and Great-
 Employee Benefits Operations           West Life

 Martin L. Rosenbaum                    Senior Vice President, Employee
 Senior Vice President,                 Benefits Operations, GWL&A and Great-
 Employee Benefits, Operations          West Life

 Douglas L. Wooden                      Senior Vice President, Financial
 Senior Vice President,                 Services, GWL&A and Great-West Life
 Financial Services

Executive Compensation

     The following table sets out all compensation paid by Great-West Life and its subsidiaries in respect of the individuals who were, at December 31, 1996, the Chief Executive Officer and the other four most highly compensated executive officers of GWL&A (collectively the "Named Executive Officers") for services rendered to GWL&A and Great-West Life in all capacities for fiscal years ended 1994, 1995 and 1996 respectively.

Name and            Year     Annual                   Long-Term
Principal                    Compensation(1)          Compensation Awards
Position                     Salary       Bonus       Securities Under
                             ($)          ($)         Options Granted (2)

W.T. McCallum,      1996     561,818      370,500           300,000
President and       1995     523,958      351,000
Chief Executive                           225,000(3)         None
 Officer            1994     476,750      318,500            None

D. Low,             1996     325,000      146,250           150,000
Executive Vice      1995     305,000      152,500            None
President,
Financial
Services            1994     285,000      142,500            None


J. T. Hughes,       1996     312,000      136,968           80,000
Senior Vice         1995     301,000      150,500            None
President,
Chief Investment
Officer             1994     290,000      145,000            None

A.D. McLennan,      1996     325,000      115,000           150,000
Executive Vice      1995     312,000      125,000            None
President,
Employee            1994     300,000       97,890            None
Benefits

D.L. Wooden,        1996     287,000      143,500           100,000
Senior Vice         1995     275,500      137,500            None
President,
Financial           1994     265,000      142,500            None
Services


(1) The aggregate of perquisites and other personal benefits, securities or property provided to each Named Executive Officer in 1996 did not exceed the lesser of $50,000 and 10% of the total of the individual's annual salary and bonus.

(2) The options are for common shares of Great-West Lifeco ("Lifeco Options"). Lifeco Options are granted by Great-West Lifeco pursuant to the Great-West Lifeco Stock Option Plan which was approved by the Great-West Lifeco shareholders on April 24, 1996. Lifeco Options become exercisable 20% per year commencing on the first anniversary of the date of the grant and expire 10 years after the date of the grant.

(3)   A special one-time bonus payment with respect to long-term performance.

          The following table describes options granted to the Named Executive Officers during the most recently completed fiscal year. All options are Lifeco Options granted pursuant to the Great-West Lifeco Stock Option Plan.
Lifeco Options are issued with an exercise price in Canadian dollars. Canadian dollar amounts have been translated to U.S. dollars at a rate of 1/1.37.

                                                             Potential realizable
                    Individual Grants                        value at assumed
                                                             annual rates of stock
                                                             price appreciation for
                                                                    term

Name            Options     Percent       Exercise    Expiration  5 %       10%
                granted     of  total     or base     date        ($)       ($)
                            options
                            granted to
                            employees
                            in fiscal
                            year


W. T. McCallum  300,000     10.42    12.376697   July 22,  2,335,080      5,917,950
                                                      2006
D. Low          150,000     5.21     12.376697   July 22, 1,167,540       2,958,795
                                                      2006
J. T. Hughes    80,000      2.78     12.376697   July 22,   622,688       1,578,024
                                                      2006
A. D. MacLennan 150,000     5.21     12.376697   July 22, 1,167,540       2,958,795
                                                      2006
D. L. Wooden    100,000     3.47     12.376697   July 22,   778,360       1,972,530
                                                      2006

Prior  to  April  24,  1996,  the Named Executive Officers participated in the
Power Financial Employee Share Option Plan pursuant to which options to acquire common shares of Power Financial ("PFC Options") were granted. The following table describes all Lifeco Options and all PFC Options exercised in 1996, and all unexercised Lifeco Options and PFC Options held as of December 31, 1996, by the Named Executive Officers. PFC Options and Lifeco Options are issued with an exercise price in Canadian dollars. Canadian dollar amounts have been translated to U.S. dollars at a rate of 1/1.37.


Name             Securities    Aggregate   Unexercised Options at    Value of Unexercised -in-the-
                  Acquired      Value       FY-End                   the-Money Options at
                  on            Realized                             ($)
                  Exercise      ($)
                                           Exercisable  Unexer-      Exer-    Unexer-
                                                        ciseable     cisable  cisable

                                                                        <C >

W. T. McCallum                              26,000(1)      300,000(2)     658,659(1)   940,276(2)
D. Low            6,700(1)      100,892     37,300(1)      150,000(2)     944,922(1)   470,138(2)
J. T. Hughes                                60,000(1)      80,000(2)  1,214,781(1)   250,740(2)
A. D. MacLennan                                            150,000(2)                470,138(2)
D. L. Wooden                                44,000(1)      100,000(2)     911,916(1)  313,425(2)


(1)               PFC Options
(2)               Lifeco Options

Pension Plan Tables

     The following table sets out the pension benefits payable to the Named Executive Officers by Great-West Life or the
Company, as of December 31, 1996.

                            Employees' Pension Plan

Renumeration($)               Years of Service

                        15          20          25          30          35
        400,000         120,000     160,000     200,000     240,000     240,000


                                      53

        500,000         150,000     200,000     250,000     300,000     300,000
        600,000         180,000     240,000     300,000     360,000     360,000
        700,000         210,000     280,000     350,000     420,000    420,000
        800,000         240,000     320,000     400,000     480,000     480,000
        900,000         270,000     360,000     450,000     540,000     540,000
      1,000,000         300,000     400,000     500,000     600,000     600,000

The Named Executive Officers have the following years of service:

            Name                          Years of Service
            W. T. McCallum                      30
            D. Low                              31
            J. T. Hughes                         6
            A. D. MacLennan                     30
            D. L. Wooden                         5

For W.T. McCallum, the benefits shown are payable commencing December 31, 2000, and remuneration is the average of the highest 36 consecutive months of compensation during the last 86 months of employment. For D. Low, J.T. Hughes, A.D. MacLennan and D.L. Wooden, the benefits shown are payable upon the attainment of age 62, and remuneration is the average of the highest 60 consecutive months of compensation during the last 86 months of employment. Compensation includes salary and bonuses prior to any deferrals. The normal form of pension is a life only annuity. Other optional forms of pension payment are available on an actuarially equivalent basis. The benefits listed in the table are subject to deduction for social security and other retirement benefits.


Directors of the Company

      The following sets out remuneration paid by the Company to its directors.

      For each director of the Company who is not also a director of Great-West Life, the Company pays an annual fee of $12,500, and a meeting fee of $1,000 for each meeting of the Board of Directors or a committee thereof attended. With the exception of the President and Chief Executive Officer of Great-West Lifeco, and the President and Chief Executive Officer of the Company, for each director of the Company who is also a director of Great-West Life, the Company pays a meeting fee of $1,000 for each meeting of the Board of Directors or a committee thereof attended which is not coincident with a Great-West Life meeting. In addition, all directors are reimbursed for incidental expenses.

      The above amounts are paid in the currency of the country of residence of the director.

Compensation Committee Interlocks and Insider Participation

      Prior to January 1, 1997, all of the Company's executive officers were employees of Great-West Life (effective January 1, 1997, they became employees of the Company). For 1996, executive officer compensation was paid by Great-West Life and compensation was determined by the United States Executive Committee of the Board of Directors of Great-West Life (the "U.S. Executive Committee"). The following individuals served as members of the U.S. Executive Committee during 1996.

                  R. Gratton        N.B. Hart
                  J.W. Burns        K.P. Kavanagh
                  O.T. Dackow       W. Mackness
                  P. Desmarais, Jr. W.T. McCallum
                  R.G. Graham       P.M. Pitfield

      W.T. McCallum, President and Chief Executive Officer of the Company, is a member of the U.S. Executive Committee. Mr. McCallum participated in executive compensation matters generally but was not present when his own compensation was discussed or determined.

Security Ownership of Certain Beneficial Owners

      As of March 1, 1997, the following sets out the beneficial owners of more than 5% of the Company's voting securities:

(1) 100% of the Company's 7,032,000 outstanding common shares are owned by The Great-West Life Assurance Company, 100 Osborne Street North, Winnipeg, Manitoba, Canada R3C 3A5.

(2) 99.5% of the outstanding common shares of The Great-West Life Assurance Company are owned by Great-West Lifeco Inc., 100 Osborne Street North, Winnipeg, Manitoba, Canada R3C 3A5.
(3) 86.5% of the outstanding common shares of Great-West Lifeco Inc. are owned by Power Financial Corporation, 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3.

(4) 68.1% of the outstanding common shares of Power Financial Corporation are owned by 171263 Canada Inc., 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3.

(5) 100% of the outstanding common shares of 171263 Canada Inc. are owned by Marquette Communications Corporation, 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3.

(6) 100% of the outstanding common shares of Marquette Communications Corporation are owned by Power Corporation of Canada, 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3.

(7)   Mr.  Paul  Desmarais,  751 Victoria Square, Montreal, Quebec, Canada H2Y
2J3, through a group of private holding companies, which he controls, has voting control of Power Corporation of Canada.

Security Ownership of Management

      The following table sets out the number of equity securities, and exercisable options for equity securities, of the Company or any of its parents or subsidiaries, beneficially owned, as of March 1, 1997, by (i) the directors of the Company; (ii) the Named Executive Officers; and (iii) the directors and executive officers of the Company as a group.


                                          Company
                       The
                       Great-
                       West             Great-       Power              Power
                       Life             West         Financial          Corporation
                       Assurance        Lifeco       Corporation        of Canada
                       Company          Inc.
                       (1)              (2)          (3)                (4)

Directors

J. Balog               -                -            -                  -
J. W. Burns            50                56,000        4,000            203,320
                                                                        165,500 options
O. T. Dackow           16                35,089        5,400            -
                                                     40,000 options
P. Desmarais, Jr.      50                30,000      -                 120,000
                                                                     188,250 options
R. G. Graham           -                -            -                  -
R. Gratton             -                165,000      155,000            2,500
                                                                     150,000 options
N. B. Hart             -                -            -                  -
K. P. Kavanagh         50                23,626      -                  -
W. Mackness            -                -            -                  -
W. T. McCallum         17                34,202       16,000            -
                                                      52,000 options
J.E. A. Nickerson     -                   -                -            -
P. M. Pitfield         -                 50,000       40,000            80,000
                                                                     99,500 options
M.Plessis-Be'lair       -                 10,000        1,000            32,900
                                                                     58,250 options
R. J. Turner           -                -            -                  -
B. E. Walsh            -                -            -                  -

Named Executive Officers

                                      57

W. T. McCallum         17                 34,200       16,000            -

                52,000 options
D. Low                 -                  7,846       74,600 options    -
J. T. Hughes           -                  4,467      120,000 options    -
A. D. MacLennan        -                  9,011      -                  -
D. L. Wooden           -                -             88,000 options    -

Directors and Executive
Officers as a Group

                       183              484,381      221,400            438,720
                                                     494,600 options    660,500 options


(1)   All holdings are common shares of The Great-West Life Assurance Company.
(2)   All holdings are common shares of Great-West Lifeco Inc.
(3) All holdings are common shares, or where indicated, exercisable options for common shares, of Power Financial Corporation.
(4) All holdings are subordinate voting shares, or where indicated, exercisable options for subordinate voting shares, of Power Corporation of Canada.

None of the share holdings set out above exceed 1% of the total shares of the class outstanding.


_________________________________________________________________

                        RIGHTS RESERVED BY THE COMPANY
_________________________________________________________________

      The  Company  reserves  the  right  to  make  certain changes if, in its judgment,  they  would  best  serve  the interests of Owners and Annuitants or would be appropriate in carrying out the purposes of the Contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, the Company will obtain your approval of the changes and approval from any appropriate regulatory authority. Such approval may not be required in all cases, however. Examples of the changes the Company may make include:

      - To make any changes required by the Internal Revenue Code or by any other applicable law in order to continue treatment of the Contract as an annuity.

      - To make any other necessary technical changes in the Contract in order to conform with any action the above provisions permit the Company to take, including to change the way the Company assess charges, but without increasing as to any then outstanding Contract the aggregate amount of the types of charges which the Company has guaranteed.

_________________________________________________________________

                               LEGAL PROCEEDINGS
_________________________________________________________________

      The Company is currently not a party to, and its property is not currently subject to, any material legal proceedings. The lawsuits to which the Company is a party are, in the opinion of management, in the ordinary course of business, and are not expected to have a material adverse effect on the financial results, conditions or prospects of the Company.


_________________________________________________________________

                                 LEGAL MATTERS
_________________________________________________________________

      Advice regarding certain legal matters concerning the federal securities laws applicable to the issue and sale of the Contract has been provided by Jorden Burt Berenson & Johnson LLP. The organization of the Company, the Company's authority to issue the Contract, and the validity of the form of the Contract have been passed upon by Ruth B. Lurie, Vice President, Counsel and Associate Secretary of the Company.

_________________________________________________________________

                                    EXPERTS
_________________________________________________________________

      The consolidated financial statements of Great-West Life & Annuity Insurance Company at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

_________________________________________________________________

                             AVAILABLE INFORMATION
_________________________________________________________________

      We have filed a registration statement ("Registration Statement") with the Commission under the 1933 Act relating to the Contracts offered by this prospectus. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and exhibits thereto. Reference is hereby made to the Registration Statement and exhibits for further information relating to us and the Contracts. Statements contained in this prospectus, as to the content of the Contracts and other legal instruments, are summaries. For a complete statement of the terms thereof, reference is made to the instruments as filed as exhibits to the Registration Statement. The Registration Statement and its exhibits may be inspected and copied at the offices of the Commission located at 450 Fifth Street, N.W., Washington, D.C.

      We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith we file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities on the Commission at Room 1024, 450 Fifth Street, N.W., Washington D.C., and at the Commission's Regional Offices located at 75 Park Place, New York, New York, and Northwestern Atrium Center, 500 West Madison Street, Site 1400, Chicago, Illinois. Copies of such materials also can be obtained from the Public
Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The commission maintains a Web Site that contains reports and information statements and other information regarding the Company, which files such documents electronically with the Commission, at the following address: http://www.sec.gov.

                           Appendix A

The standard nonforfeiture rate in all states, other than those listed below is 3%

                              Florida           0%
                              Mississippi       0%
                              Oklahoma          0%

                                  Appendix B

On the following pages are four examples of Market Value Adjustments illustrating (1) increasing interest rates, (2) decreasing interest rates, (3) flat interest rates (i and j are within .10% of each other), and (4) less than 6 months to maturity.

Example #1 - Increasing Interest Rates

      Deposit:                            $25,000 on November 1, 1996
      Maturity Date:                      December 31, 2005
      Interest Guarantee Period:    10 years
      i:                                  assumed to be 6.15%
      Surrender Date:               July 1, 2000
      j:                                  7.00%
      Amount Surrendered:                 $10,000
      N:                                  65

            MVAF  =     {[(1 + i)/(1 + j + .10%)]N/12} - 1
                  =     {[1.0615/1.071]65/12} - 1
                  =     .952885 - 1
                  =     -.047115

            MVA   =     (amount Transferred or surrendered) x MVAF
                  =     $10,000 x - .047115
                  =     - $471.15

            Surrender Value = (amount Transferred or surrendered + MVA) x (1 - Surrender Charge)
                  =     ($10,000 + - $471.15) x (1 - 0)
                  =     $9,528.85

Example #2 - Decreasing Interest Rates

      Deposit:                            $25,000 on November 1, 1996
      Maturity Date:                      December 31, 2005
      Interest Guarantee Period:    10 years
      i:                                  assumed to be 6.15%
      Surrender Date:               July 1, 2000
      j:                                  5.00%
      Amount Surrendered:                 $10,000
      N:                                  65

            MVAF  =     {[(1 + i)/(1 + j + .10%)]N/12} - 1
                  =     {[1.0615/1.05]65/12} - 1
                  =     .0055323

            MVAF  =     (amount Transferred or surrendered) x MVAF
                  =     $10,000 x .0055323
                  =     $553.23

            Surrender Value = (amount Transferred or surrendered + MVA)

                  =     ($10,000 + $553.23) x (1 - Surrender Charge)
                  =     $10,553.23 x (1 - 0)

Example #3 - Flat Interest Rates (i and j are within .10% of each other)

      Deposit:                            $25,000 on November 1, 1996
      Maturity Date:                      December 31, 2005
      Interest Guarantee Period:    10 years
      i:                                  assumed to be 6.15%
      Surrender Date:               July 1, 2000
      j:                                  6.24%
      Amount Surrendered:                 $10,000
      N:                                  65

            MVAF  =     {[(1 + i)/(1 + j + .10%)]N/12} - 1
                  =     {[1.0615/1.0634]65/12} - 1
                  =     .99036 - 1
                  =     -.00964
                  However, [i-j] <.10%, so MVAF = 0

            MVAF  =     (amount Transferred or surrendered) x MVAF
                  =     $10,000 x 0
                  =     $0

            Surrender Value = (amount Transferred or surrendered + MVA) x (1 - Surrender Charge)
                  =     ($10,000 + $0) x (1 - 0)
                  =     $10,000

Example #4 - N<6 (less than 6 months to maturity)

      Deposit:                            $25,000 on November 1, 1996
      Maturity Date:                      December 31, 2005
      Interest Guarantee Period:    10 years
      i:                                  assumed to be 6.15%
      Surrender Date:               July 1, 2005
      j:                                  7.00%
      Amount Surrendered:                 $10,000
      N:                                  5

      MVAF  =     {[(1 + i)/(1 + j + .10%)]N/12} - 1
            =     {[1.0615/1.071]5/12} - 1
            =     .99629 - 1
            =     -.00371
            However, N<6, so MVAF = 0

      MVAF  =     (amount Transferred or surrendered) x MVAF
            =     $10,000 x 0
            =     $0

      Surrender Value = (amount Transferred or surrendered + MVA) x (1 - Surrender Charge)

            =     ($10,000 + $0) x (1 - 0)
            =     $10,000

ITEM 1   FINANCIAL STATEMENTS
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands)
(Unaudited)

                                                                                Three Months Ended
                                                                                        March 31,
                                                                                     1997                      1996
    REVENUES:

     Annuity contract charges and premiums                                                  $28,196                 $22,773
      Life, accident, and health premiums earned                                            233,381                 271,668
      Net investment income                                                                 218,016                 205,542
      Net realized (losses) gains on investments                                            (4,943)                   1,733

                                                                                      474,650                 501,716


    BENEFITS AND EXPENSES:

      Life and other policy benefits                                                        123,821                 128,477


      Increase in reserves                                                                   15,829                  36,749
      Interest paid or credited to contractholders                                          138,865                 148,436
      Provision for policyholders' share of earnings
        on participating business                                                               857                   1,689
      Dividends to policyholders                                                             19,460                  10,128
                                                                                          _________               _________
                                                                                            298,832                 325,479

      Commissions                                                                            25,577                  27,938
      Operating expenses                                                                     95,614                  81,536
      Premium taxes                                                                           3,791                   3,991
                                                                                           ________                ________
                                                                                            423,814                 438,944

    INCOME BEFORE INCOME TAXES                                                               50,836                  62,772

    PROVISION FOR INCOME TAXES:

     Current                                                                                 13,369                  14,594
     Deferred                                                                                 5,618                   (622)
                                                                                          _________                ________
                                                                                             18,987                  13,972


    NET INCOME                                                                              $31,849                 $48,800



    See notes to consolidated financial statements.

    GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

    CONSOLIDATED BALANCE SHEETS
    (Dollars in Thousands)
    (Unaudited)

                                                                                          March 31,            December 31,

    ASSETS                                                                                  1997                   1996


    INVESTMENTS:

      Fixed Maturities:
        Held-to-maturity, at amortized cost                                              $2,039,956              $1,992,681
      (fair value $2,045,982 and $2,041,064)
       Available-for-sale, at fair value                                                  6,041,357               6,206,478
     (amortized cost $6,075,596 and $6,151,519)
      Mortgage loans on real estate, net                                                  1,424,901               1,487,575
      Common stock                                                                           45,840                  19,715
      Real estate, net                                                                       74,391                  67,967
      Policy loans                                                                        2,515,880               2,523,477
      Short-term investments, available-for-sale
      (cost approximates fair value)                                                        341,386                 419,008
                                                                                         ----------             -----------
          Total Investments                                                              12,483,711              12,716,901


    Cash                                                                                    108,564                 125,182
    Reinsurance receivable                                                                  204,851                 196,958
    Deferred policy acquisition costs                                                       286,762                 282,780
    Investment income due and accrued                                                       174,799                 198,441
    Other assets                                                                            161,978                  57,244
    Premiums in course of collection                                                         69,478                  74,693
    Deferred income taxes                                                                   226,784                 214,404
    Separate account assets                                                               5,853,547               5,484,631
                                                                                          ---------              ----------
    TOTAL ASSETS                                                                        $19,570,474             $19,351,234


    See notes to consolidated financial statements.


    (Continued)

    GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

    CONSOLIDATED BALANCE SHEETS
    (Dollars in Thousands)
    (Unaudited)

                                                                                          March 31,            December 31,
    LIABILITIES AND STOCKHOLDER'S EQUITY                                                       1997                    1996


    POLICY BENEFIT LIABILITIES:
        Policy reserves                                                                 $10,909,215             $11,022,595
        Policy and contract claims                                                          384,135                 372,327
        Policyholders' funds                                                                170,115                 153,867
        Experience refunds                                                                   65,092                  87,399
        Provision for policyholders' dividends                                               60,093                  51,279

    GENERAL LIABILITIES:
        Due to Parent Corporation                                                           126,154                 151,431
        Repurchase agreements                                                               285,134                 286,736
        Commercial paper                                                                     89,319                  84,682
        Other liabilities                                                                   459,914                 488,818
        Undistributed earnings on
          participating business                                                            133,470                 133,255
        Separate account liabilities                                                      5,853,547               5,484,631
                                                                                          ---------               ---------
          Total Liabilities                                                              18,536,188              18,317,020

    STOCKHOLDER'S EQUITY:

      Preferred stock, $1 par value,
      50,000,000 shares authorized:
      Series A, cumulative, 1500 shares
      authorized,
      liquidation value of $100,000 per share,
       600 shares issued and outstanding                                                     60,000                  60,000
       Series B, cumulative, 1500 shares
       authorized,
       liquidation value of $100,000 per
       share,
       200 shares issued and outstanding                                                     20,000                  20,000
       Series C, cumulative, 1500 shares authorized,
       none outstanding
       Series D, cumulative, 1500 shares authorized,
       none outstanding
      Series E, non-cumulative, 2,000,000
      shares authorized, liquidation value of $20.90                                         41,800                  41,800
      per share, issued, and outstanding

      Common stock, $1 par value; 50,000,000 shares authorized;
      7,032,000 shares issued and outstanding                                                 7,032                   7,032
      Additional paid-in capital                                                            679,748                 664,265
      Net unrealized gains on securities
       available-for-sale, net                                                             (14,761)                  14,951
        Retained earnings                                                                   240,467                 226,166

          Total Stockholder's Equity                                                      1,034,286               1,034,214
                                                                                          ---------              ----------
    TOTAL LIABILITIES AND STOCKHOLDER'S
     EQUITY                                                                             $19,570,474             $19,351,234





    See notes to consolidated financial statements.

    GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

    CONSOLIDATED STATEMENTS OF CASH FLOWS
    (Dollars in Thousands)

    (Unaudited)

                                                                                                      Three Months Ended
                                                                                                           March 31,
                                                                                               1997                    1996
    OPERATING ACTIVITIES:
      Net income                                                                            $31,849                 $48,800
       Adjustments to reconcile net income to
        net cash provided by operating activities:
        Gain allocated to participating policyholders                                         4,466                   1,689
        Amortization of investments                                                           2,165                   6,452
        Realized losses (gains) on disposal of
         investments
         and write-downs of mortgage loans and real
         estate                                                                               4,943                 (1,732)
          Amortization                                                                        8,627                   9,219
          Deferred income taxes                                                               5,869                   (724)
         Changes in assets and liabilities:
            Policy benefit liabilities                                                      156,118                 172,039

       Reinsurance receivable                                                               (7,893)                 (1,045)
        Accrued interest and other receivables                                               28,857                (12,186)
        Other, net                                                                        (129,792)                  11,775
                                                                                          ---------                --------
       Net cash provided by operating activities                                            105,209                 234,287



    INVESTING ACTIVITIES:

        Proceeds from sales, maturities, and
         redemptions of investments:
          Fixed maturities
           Held-to-maturity
           Maturities and redemptions                                                        82,772                 129,720
        Available-for-sale
           Sales                                                                            649,743                 995,472
        Maturities and redemptions                                                          209,557                 180,989
            Mortgage loans                                                                   50,485                  75,502
            Real estate                                                                       3,898                     187
            Common stock                                                                        842                   1,714

        Purchases of investments:
            Fixed maturities
              Held-to-maturity                                                            (129,067)                (59,259)
              Available-for-sale                                                          (712,737)             (1,301,551)
            Real estate                                                                     (1,486)                   (755)
            Common stock                                                                   (26,961)
                                                                                          ---------             -----------

       Net cash provided by investing activities                                            127,046       22,019(Continued)



    GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

    CONSOLIDATED STATEMENTS OF CASH FLOWS
    (Dollars in Thousands)

    (Unaudited)


                                                                                                        Three Months Ended
                                                                                                             March 31,

                                                                                               1997                    1996

    FINANCING ACTIVITIES:

       Contract withdrawals, net of deposits                                             $(224,566)              $(217,667)
       Due to Parent Corporation                                                           (25,277)                (16,214)
       Dividends paid                                                                      (17,548)                (13,557)
       Net commercial paper borrowings (repayments                                            4,637                 (9,098)
       Net repurchase agreements repayments                                                 (1,602)                 (6,530)
       Capital contributions                                                                 15,483
                                                                                         ----------              ----------
        Net cash used in financing activities                                             (248,873)               (263,066)
                                                                                         ----------              ----------

    NET DECREASE IN CASH                                                                   (16,618)                 (6,760)


    CASH, BEGINNING OF YEAR                                                                 125,182                  90,939
                                                                                           --------                 -------

    CASH, END OF PERIOD                                                                    $108,564                 $84,179
    See notes to consolidated financial statements.



    (Concluded)


    GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
    (Amounts in Thousands, except Share Amounts)
    (Unaudited)

1.    GENERAL

      The consolidated financial statements and related notes of Great-West Life & Annuity Insurance Company (the Company) have been prepared in accordance with generally accepted accounting principles applicable to interim financial reporting and do not include all of the information and footnotes required for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 1996. The results of operations for the quarter ended are not necessarily indicative of the results that may be expected for the year ended December 31, 1997.

2.    TRANSFER OF EMPLOYEES

Effective  January  1,  1997,  all  employees  of  the  U.S. Operations of the
Company's Parent, The Great-West Life Assurance Company, were transferred to the Company. All related employee benefit plan assets and liabilities were also transferred from the Parent Corporation to the Company. The transfer did not have a material effect on the Company's operating expenses as the costs associated with the employees and benefit plans were charged previously to the Company under the administrative service agreements between the Company and its Parent.

3.    EMPLOYEE BENEFIT PLANS

      The Company's defined benefit pension plan (pension plan) covers substantially all of its employees. The benefits are based on years of service, age at retirement, and the compensation during the last seven years of employment. The Company's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.
Investments of the pension plan are managed by the Company and invested primarily in investment contracts and separate accounts.

      The Company's Parent had previously accounted for the pension plan under the Canadian Institute of Chartered Accountants (CICA) guidelines and had recorded a prepaid pension asset of $19,091. As generally accepted accounting principles do not materially differ from CICA guidelines and the transfer is between related parties, the prepaid pension asset was transferred at cost. As a result, the Company recorded the following effective January 1, 1997:

   Prepaid                Undistribued
 pension cost  $19,091    earnings on               $3,608
                          participating business
                          Stockholder's Equity      15,483
                                                  _ _ _ _ _ _ _

              $ 19,091                             $ 19,091

     The   Company  adopted  Statement  of  Financial  Accounting
Standards (SFAS) No. 87, "Employers Accounting for Pensions" effective January 1, 1997 immediately following the transfer. The following table sets forth the pension plan's funded status and amounts recognized in the Company's statement of financial position at January 1, 1997 in accordance with SFAS No. 87:


Actuarial present value of benefit obligations:


  Accumulated benefit obligation,
     including vested benefits of $74,386         $(77,500)

  Projected benefit obligation for service
      rendered to date                             (95,175)
   Plan assets at fair value                        139,690
                                                  __________

   Plan assets in excess of projected
     benefit obligation                              44,515


   Unrecognized net obligation at January 1,
     1997 being recognized over 15 years             (25,422)

   Prepaid pension cost included in other         ___________
      assets                                      $    19,091


     The weighted-average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 7.5% and 5.0%, respectively.

     The Company also sponsors a post-retirement medical plan (medical plan) which provides health benefits to employees who have worked for 15 years and attained age 65 while in service with the Company. The medical plan is contributory and contains other cost sharing features which may be adjusted annually for the expected general inflation rate. The Company's policy will be to fund the cost of the medical plan benefits in amounts determined at the discretion of management. The Plan as of January 1, 1997 was not funded. The Parent Company was not required under CICA guidelines to record any liability related to the Plan.

     Effective January 1, 1997 on the date of transfer, the Company has adopted SFAS No. 106, "Post-retirement Benefits Other Than Pensions." The Company has elected to delay recognition of the unfunded accumulated post-retirement benefit obligation and has set up a transition obligation to amortize over 20 years.

     The following table sets forth the medical plan status of December 31, 1996:

Accumulated post-retirement benefit obligation:

   Retirees                                       $(4,939)
   Fully eligible active plan participants         (1,751)
   Other active plan participants                  (9,470)
                                                  _________

                                                  (16,160)

  Unrecognized net transition obligation
  at January 1, 1997 being recognized
  over 20 years                                   16,160
                                                  ___________

Accrued post-retirement benefit cost              $  0
                                                  ____________
                                                  ____________

     For measurement purposes, a 7.5% annual rate of increase in the per capita cost of covered health care benefits was assumed. The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by 1% point in each year would increase the accumulated post-retirement benefit obligation as of January 1, 1997 by $2,977.

     The weighted average discount rate used in determining the accumulated post-retirement benefit obligation was 7.5%.



4.   OTHER

The Company is involved in various legal proceedings which arise in the ordinary course of its business. In the opinion of management, after consultation with counsel, the resolution of these proceedings should not have a material adverse effect on its financial position or results of operations.

Deloitte & Touche LLP
Suite 3600 555 Seventeenth Street
Denver, Colorado 80202-3942
Tel: (303) 292-5400
Fax: (303) 312-4000


INDEPENDENT AUDITORS S REPORT

To the Board of Directors and Stockholder of Great-West Life & Annuity Insurance Company:

We have audited the accompanying consolidated balance sheets of Great-West Life & Annuity Insurance Company (a wholly-owned subsidiary of the Great-West Life Assurance Company) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 32, 1996. These financial statements are the responsibility of
the Company's management.    Our  responsibility is to express
an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Great-West Life & Annuity Insurance Company and subsidiaries of the December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP


January  25, 1997

   GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
   CONSOLIDATED BALANCE SHEETS
   DECEMBER 31, 1996  AND 1995
   (Dollars in Thousands)

   ASSETS                                             1996         1995
   INVESTMENTS:
     Fixed Maturities:

      Held-to-maturity, at amortized cost (fair  $ 1,992,681  $2,054,204 value $2,041,064 and $2,158,043)
      Available-for-sale, at fair value            6,206,478   6,263,187
       (amortized
      cost $6,151,519 and $6,087,969)
     Common stock                                  19,715      9,440
     Mortgage loans on real estate, net            1,487,575   1,713,195
     Real estate, net                              67,967      60,454

     Policy loans                                  2,523,477   2,237,745
     Short-term investments, available-for-sale    419,008     134,835
     (cost approximates fair value)

         Total Investments                         12,716,901  12,473,060


   Cash                                            125,182     90,939
   Reinsurance receivable                          196,958     333,924
   Deferred policy acquisition costs               282,780     278,526
   Investment income due and accrued               198,441     211,922
   Other assets                                    57,244      40,038

   Premiums in course of collection                74,693      85,990
   Deferred income taxes                           214,404     168,941
   Separate account assets                         5,484,631   3,998,878


   TOTAL ASSETS                                  $ 19,351,234 $17,682,218


   See notes to consolidated financial
   statements.


   LIABILITIES AND STOCKHOLDER'S EQUITY               1996         1995

   POLICY BENEFIT LIABILITIES:

       Policy reserves                            $11,022,595 $10,845,935
       Policy and contract claims                  372,327     359,791
       Policyholders' funds                        153,867     154,872
       Experience refunds                          87,399      83,562
       Provision for policyholders' dividends      51,279      47,760

   GENERAL LIABILITIES:
       Due to Parent Corporation                   151,431     149,974
       Repurchase agreements                       286,736     375,299
       Commercial paper                            84,682      84,854

       Other liabilities                           488,818     451,555
       Undistributed earnings on
         participating business                    133,255     136,617
       Separate account liabilities                5,484,631   3,998,878


         Total Liabilities                         18,317,020  16,689,097

   STOCKHOLDER'S EQUITY:
       Preferred stock, $1 par value,

          50,000,000 shares authorized:
           Series A, cumulative, 1500 shares
             authorized, liquidation value of
             $100,000 per share, 600 shares
             issued and outstanding                60,000      60,000
            Series B, cumulative, 1500 shares
             authorized, liquidation value of
             $100,000 per share, 200 shares
             issued and outstanding                20,000      20,000
            Series C, cumulative, 1500 shares
             authorized, none outstanding
            Series D, cumulative, 1500 shares
             authorized, none outstanding

            Series E, non-cumulative, 2,000,000
             shares authorized, liquidation
             value of $20.90 per share, issued,
             and outstanding                       41,800      41,800
       Common stock, $1 par value; 50,000,000
         shares authorized;
         7,032,000 shares issued and
         outstanding                               7,032       7,032



       Additional paid-in capital                  664,265     657,265

       Net unrealized gains on securities          14,951      58,763
        available-for-sale, net
       Retained earnings                           226,166     148,261


         Total Stockholder's Equity                1,034,214   993,121

   TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY     $19,351,234 $ 17,682,218


   GREAT-WEST LIFE & ANNUITY
   INSURANCE COMPANY

   CONSOLIDATED STATEMENTS OF INCOME
   YEARS ENDED DECEMBER 31, 1996,
   1995, AND 1994

   (Dollars in Thousands)

                                         1996       1995        1994
   REVENUES:

     Annuity contract charges and    $91,881    $ 79,816   $ 61,122
        premiums
     Life, accident, and health
        premiums earned (net of
        premiums ceded totaling
        $(104,250) , $60,880
        and $48,115)                  1,107,367   987,611    938,947
     Net investment income            836,642     835,046    767,646

     Net realized gains (losses) on   (21,078)    7,465      (71,939)
        investments

                                      2,014,812   1,909,938  1,695,776
   BENEFITS AND EXPENSES:

     Life and other policy benefits
        (net of reinsurance
        recoveries totaling $52,675,
        $43,574, and $18,937)         515,750     557,469    548,950
     Increase in reserves             229,198     98,797     64,834
     Interest paid or credited to
        contractholders               561,786     562,263    529,118
     Provision for policyholders'
        share of earnings (losses)
        on participating business     (7)         2,027      (725)
     Dividends to policyholders       49,237      48,150     42,094

                                      1,355,964   1,268,706  1,184,271

     Commissions                      106,561     122,926    120,058
     Operating expenses               336,719     314,810    261,311
     Premium taxes                     25,021      26,884     27,402
                                    1,824,265   1,733,326  1,593,042








   INCOME BEFORE INCOME TAXES         190,547     176,612    102,734

   PROVISION FOR INCOME TAXES:

      Current                         77,134      88,366     65,070
      Deferred                        (21,162)    (39,434)   (36,614)

                                      55,972      48,932     28,456


   NET INCOME                        $134,575   $ 127,680  $ 74,278




   See notes to consolidated
   financial statements.


   CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
   GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

   YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
   (Dollars in Thousands)

                                          Preferred Stock
                                          Shares        Amount
   BALANCE, JANUARY 1, 1994            2,000,800   $121,800

   Adjustment to beginning balance for
        change in accounting method
        for investment securities

   Change in net unrealized gains
        (losses)
   Capital contributions
   Dividends
   Net income

   BALANCE, DECEMBER 31, 1994          2,000,800    121,800

   Change in net realized gains
        (losses)

   Dividends
   Net income

   BALANCE, DECEMBER 31, 1995          2,000,800    121,800

   Change in net unrealized gains
        (losses)

   Capital contributions
   Dividends
   Net income

   BALANCE, DECEMBER 31, 1996          2,000,800   $121,800


   See notes to consolidated financial
   statements.









   GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

   CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
   YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

   (Dollars in Thousands) (continued)


                                            Common Stock
                                          Shares          Amount
   BALANCE, JANUARY 1, 1994            7,032,000     $7,032


   Adjustment to beginning balance for
        change in accounting method
        for investment securities

   Change in net unrealized gains
        (losses)


   Capital contributions
   Dividends
   Net income

   BALANCE, DECEMBER 31, 1994          7,032,000      7,032

   Change in net realized gains
        (losses)
   Dividends
   Net income

   BALANCE, DECEMBER 31, 1995          7,032,000      7,032

   Change in net unrealized gains
        (losses)
   Capital contributions






   Dividends
   Net income

   BALANCE, DECEMBER 31, 1996          7,032,000     $7,032



   See notes to consolidated financial
   statements.











   GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

   CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
   YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
   (Dollars in Thousands) (Continued)



                                                           Net
                                        Additional      Unrealized
                                         Paid-In          Gains
                                         Capital         (Losses)
   BALANCE, JANUARY 1, 1994            $ 656,793     $     0


   Adjustment to beginning balance for
        change in accounting method
        for investment securities                      6,515

   Change in net unrealized gains
        (losses)                                      (84,942)

   Capital contributions                 472
   Dividends
   Net income

   BALANCE, DECEMBER 31, 1994           657,265       (78,427)

   Change in net realized gains
        (losses)                                       137,190
   Dividends
   Net income


   BALANCE, DECEMBER 31, 1995            657,265        58,763

   Change in net unrealized gains
        (losses)                                      (43,812)
   Capital contributions                 7,000
   Dividends
   Net income

   BALANCE, DECEMBER 31, 1996           664,265      $14,951



   See notes to consolidated financial
   statements.






   GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

   CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
   YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
   (Dollars in Thousands) (Continued)


                                         Retained
                                         Earnings
                                        (Deficit)         Total


   BALANCE, JANUARY 1, 1994            $ 35,721      $821,346

   Adjustment to beginning balance for
        change in accounting method
        for investment securities                     6,515

   Change in net unrealized gains
        (losses)                                      (84,942)

   Capital contributions                              472
   Dividends                           (40,438)       (40,438)

   Net income                          74,278         74,278

   BALANCE, DECEMBER 31, 1994          69,561         777,231


   Change in net realized gains
        (losses)                                      137,190

   Dividends                           (48,980)       (48,980)
   Net income                          127,680        127,680

   BALANCE, DECEMBER 31, 1995          148,261        993,121

   Change in net unrealized gains
        (losses)                                      (43,812)
   Capital contributions                              7,000
   Dividends                           (56,670)       (56,670)

   Net income                          134,575        134,575

   BALANCE, DECEMBER 31, 1996          $226,166      $1,034,214

   See notes to consolidated financial
   statements.


   GREAT-WEST LIFE & ANNUITY INSURANCE
   COMPANY

   CONSOLIDATED STATEMENTS OF CASH FLOWS
   YEARS ENDED DECEMBER 31, 1996, 1995, AND
   1994

   (Dollars in Thousands)

                                           1996        1995       1994

   OPERATING ACTIVITIES:
       Net income                      $ 134,575   $127,680   $ 74,278
       Adjustments to reconcile net
        income to net cash provided by
        operating activities:
         Gain (loss) allocated to
         participating policyholders     (7)        2,027       (725)
         Amortization of investments     15,518     26,725      36,978

         Realized losses (gains) on
         disposal of investments
         and write-downs of mortgage
         loans and real estate           21,078     (7,465)     71,939
         Amortization                    49,454     49,464      29,197
         Deferred income taxes           (20,258)   (39,763)    (38,631)
       Changes in assets and
         liabilities:

         Policy benefit liabilities      358,393    346,975     93,998
         Reinsurance receivable          136,966    (38,776)    (25,868)
         Accrued interest and other
           receivables                   24,778     (17,617)    (26,032)
           Other, net                    (8,076)    8,834       96,950

               Net cash provided by
                operating activities     712,421    458,084     312,084

   INVESTING ACTIVITIES:
       Proceeds from sales,
        maturities, and redemption of
        investments:
           Fixed maturities

              Held-to-maturity
                Sales                               18,821      16,014






                Maturities and
                 redemptions             516,838    655,993     1,034,324
              Available-for-sale
                Sales                    3,569,608  4,211,649    1,753,445
                Maturities and
                 redemptions             803,369    253,747     141,299

           Mortgage loans                235,907    260,960     291,102
           Real estate                   2,607      4,401       29,868
           Common stock                  1,888                  178
       Purchases of investments:
           Fixed maturities

                Held-to-maturity         (453,787)  (490,228)    (673,567)
           Available-for-sale          (4,753,154)  (4,932,566)  (2,606,028)
           Mortgage loans                (23,237)   (683)       (9)
           Real estate                   (15,588)   (5,302)     (9,253)
           Common stock                  (12,113)   (4,218)     (2,063)

               Net cash used in
               investing activities      (127,662)  (27,426)    (24,690)


                                                         (Continued)









   GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

   CONSOLIDATED STATEMENTS OF CASH FLOWS
   YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

   (Dollars in Thousands)

                                             1996        1995         1994


   FINANCING ACTIVITIES:
      Contract withdrawals, net of       $(413,568)   $ (217,190)   $(238,166)
        deposits
      Due to Parent Corporation           1,457        (9,143)     (13,078)
      Dividends paid                      (56,670)     (48,980)    (40,438)
      Net commercial paper                (172)        (4,832)     89,686
        (repayments) borrowings

      Net repurchase agreements           (88,563)     (191,195)    (39,244)
        repayments
      Capital contributions                 7,000
        Net cash used in financing        (550,516)     (471,340)    (241,240)
         activities


   NET INCREASE (DECREASE) IN CASH        34,243       (40,682)    46,154

   CASH, BEGINNING OF YEAR                90,939       131,621     85,467

   CASH, END OF YEAR                     $125,182    $ 90,939     $131,621



   SUPPLEMENTAL DISCLOSURES OF CASH
   FLOW INFORMATION

        Cash paid during the year for:
          Income taxes                   $103,700    $ 83,841     $68,892
          Interest                        15,414       17,016      12,229

   See notes to consolidated financial statements.         (Concluded)

   GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
   (Amounts in Thousands, except Share Amounts)

   1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

        Organization - Great-West Life & Annuity Insurance Company (the Company) is a wholly-owned subsidiary of The Great-West Life Assurance Company (the Parent Corporation). The Company is an insurance company domiciled in the State of Colorado. The Company offers a wide range of life insurance, health insurance, and retirement and investment products to individuals, businesses, and other private and public organizations throughout the United States.

        Basis of Presentation - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.

        Certain reclassifications have been made to the 1995 and 1994 financial statements to conform with the basis of presentation used in 1996.

        Investments - Investments are reported as follows:

        1. Management determines the classification of fixed maturities at the time of purchase. Fixed maturities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost unless fair value is less than cost and the decline is deemed to be other than temporary, in which case they are written down to fair value and a new cost basis is established.

             Fixed maturities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the net unrealized gains and losses reported as a separate component of stockholder's equity. The net unrealized gains and losses in derivative financial instruments used to hedge available-for-sale securities are included in the separate component of stockholder s equity.

             The amortized cost of fixed maturities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts using the effective interest method over the estimated life of the related bonds. Such amortization is included in net investment income. Realized gains and losses, and declines in value judged to be other-than-temporary are included in net realized gains (losses) on investments.

        2. Mortgage loans on real estate are carried at their unpaid balances adjusted for any unamortized premiums or discounts and any valuation reserves. Interest income is accrued on the unpaid principal balance. Discounts and premiums are amortized to net investment income using the effective interest method. Accrual of interest is discontinued on any impaired loans where collection of interest is doubtful.

             The Company maintains an allowance for credit losses at a level that, in management s opinion, is sufficient to absorb possible credit losses on its impaired loans and to provide adequate provision for any possible future losses in the portfolio. Management s judgement is based on past loss experience, current and projected economic conditions, and extensive situational analysis of each individual loan.

             Effective January 1, 1995, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 114 "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118 "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures". In accordance with these standards, a mortgage loan is considered to be impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. The measurement of impaired loans is based on the fair value of the collateral. As the Company was already providing for impairment of loans through an allowance for credit losses, the implementation of these statements had no material effect on the Company's financial statements.

        3. Real estate is carried at the lower of cost or fair value, net of costs of disposal. Effective January 1, 1996, the Company adopted SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". The implementation of this statement had no material effect on the Company s financial statements.

        4. Investments in common stock are carried at fair value.

        5.   Policy loans are carried at their unpaid balances.

        6. Short-term investments include securities purchased with initial maturities of one year or less and are carried at amortized cost. The Company considers short-term investments to be available-for-sale and amortized cost approximates fair value.

        Gains and losses realized on disposal of investments are determined on a specific identification basis.

        Cash - Cash includes only amounts in demand deposit accounts.

        Deferred Policy Acquisition Costs - Policy acquisition costs, which consist of sales commissions and other costs that vary with and are primarily related to the production of new and renewal business, have been deferred to the extent recoverable. Deferred costs associated with the annuity products are being amortized over the life of the contracts in proportion to the emergence of gross profits. Retrospective adjustments of these amounts are made when the Company revises its estimates of current or future gross profits. Deferred costs associated with traditional life insurance are amortized over the premium paying period of the related policies in proportion to premium revenues recognized. Amortization of deferred policy acquisition costs totaled $47,089, $48,054, and $28,199 in 1996, 1995, and 1994,
        respectively.

        Separate Account - Separate account assets and related liabilities are carried at fair value. The Company s separate accounts invest in shares of Maxim Series Fund, Inc., a diversified, open-end management investment company which is an affiliate of the Company, shares of other external mutual funds, or government or corporate bonds.

        Life Insurance and Annuity Reserves - Life insurance and annuity policy reserves with life contingencies of $5,242,753, and $4,675,175 at December 31, 1996 and 1995,
        respectively, are computed on the basis of estimated mortality, investment yield, withdrawals, future maintenance and settlement expenses, and retrospective experience rating premium refunds. Annuity contract reserves without life contingencies of $5,779,842 and $6,170,760, at December 31, 1996 and 1995, respectively, are established at the contractholder's account value.

        Reinsurance - Policy reserves ceded to other insurance companies are carried as reinsurance receivable on the balance sheet (See Note 3). The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

        Policy and Contract Claims - Policy and contract claims include provisions for reported claims in process of settlement, valued in accordance with the terms of the related policies and contracts, as well as provisions for claims incurred and unreported based primarily on prior experience of the Company.

        Participating Fund Account - Participating life and annuity policy reserves are $3,591,077 and $3,339,316 at December 31, 1996 and 1995, respectively. Participating business approximates 50.3% of the Company's ordinary life insurance in force and 92.2% of ordinary life insurance premium income at December 31, 1996.

        The liability for undistributed earnings on participating business was decreased by $3,362 in 1996, which represented $7 of losses on participating business, a reduction of $2,924 to reflect the net change in unrealized gains on securities classified as available-for-sale, net of certain adjustments to policy reserves and income taxes, and a decrease of $431 due to reinsurance transactions (See Note 2).

        The amount of dividends to be paid from undistributed earnings on participating business is determined annually by the Board of Directors. Amounts allocable to participating policyholders are consistent with established Company practice.

        The Company has established a Participating Policyholder Experience Account (PPEA) for the benefit of all participating  policyholders  which  is  included  in  the accompanying consolidated balance sheet. Earnings associated with the operation of the PPEA are credited to the benefit of all participating policyholders. In the event that the assets of the PPEA are insufficient to provide contractually guaranteed benefits, the Company must provide such benefits from its general assets.

        The Company has also established a Participation Fund Account (PFA) for the benefit of the participating policyholders previously transferred to the Company from the Parent under an assumption reinsurance transaction. The PFA is part of the PPEA. The assets and liabilities associated with these policies are segregated in the accounting records of the Company. Earnings derived from the operation of the PFA accrue solely for the benefit of the acquired participating policyholders.

        Recognition of Premium Income and Benefits and Expenses - Life insurance premiums are recognized as earned. Annuity premiums with life contingencies are recognized as received. Accident and health premiums are earned on a monthly pro rata basis. Revenues for annuity and other contracts without significant life contingencies consist of contract charges for the cost of insurance, contract administration, and surrender fees that have been assessed against the contract account balance during the period. Benefits and expenses on policies with life contingencies are associated with premium income by means of the provision for future policy benefit reserves, resulting in recognition of profits over the life of the contracts. The average crediting rate on annuity products was approximately 6.8% in 1996.

        Income Taxes - Income taxes are recorded using the asset and liability approach which requires, among other provisions, the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, all expected future events (other than the enactments or changes in the tax laws or rules) are considered. Although realization is not assured, management believes it is more likely than not that the deferred tax asset, net of a valuation allowance, will be realized.

        Repurchase Agreements and Securities Lending - The Company enters into repurchase agreements with third-party broker-dealers in which the Company sells securities and agrees to repurchase substantially similar securities at a specified date and price. Such agreements are accounted for as collateralized borrowings. Interest expense on repurchase agreements is recorded at the coupon interest rate on the underlying securities. The repurchase fee received or paid is amortized over the term of the related agreement and recognized as an adjustment to investment income.

        The Company will implement Statement of Financial Accounting Standards (SFAS) No. 125 Accounting for Transfer and Servicing of Financial Assets and Extinguishments of Liabilities in 1998 as it relates to repurchase agreements and securities lending arrangements. Management estimates the effect of the change will not be material.

        Derivatives - The Company engages in hedging activities to manage interest rate and foreign exchange risk (See
        Note 6).

   2.   RELATED-PARTY TRANSACTIONS

        On October 31, 1996 the Company recaptured certain pieces of an individual participating insurance block of business previously reinsured to the Parent Corporation on December 31, 1992. The Company recorded, at estimated fair value, the following at October 31, 1996 as a result of this transaction:

       Assets                              Liabilities and
                                           Stockholder s Equity
       Cash                $  162,000      Policy reserves        $   164,839

       Mortgages              19,753       Due to parent              9,180
                                           corporation
       Other                  118          Deferred income taxes      1,283
       Undistributed                       Stockholder s equity       7,000
       earnings
        on participating      431
        business
                            $182,302                                182,302

        The Company and the Parent Corporation have a number of service agreements whereby the Parent Corporation administers, distributes, and underwrites business for the Company and administers the Company's investment portfolio. Certain operating expenses represent allocations made by the Parent Corporation to the Company for services provided pursuant to these service agreements. These transactions are summarized as follows:

                                               Years Ended December 31,
                                             1996        1995         1994
        Investment management expense
        (included in net investment
        income)                        $   14,800   $  15,182    $  13,841

        Administrative and
        underwriting payments
          (included in operating
           expenses)                       304,599     301,529      269,020



        Effective January 1, 1997 all employees of the U.S. operations of the Parent Corporation and the related benefit plans were transferred to the Company. All related employee benefit plan assets and liabilities were transferred from the Parent Corporation to the Company with no material impact on the Company s financial position. There will not be any material effect on the Company s operating expenses as the costs associated with the employees and these benefit plans are reflected in the present service agreements.

        At December 31, 1996 and 1995, due to Parent Corporation includes $31,639 and $27,814 due on demand and $119,792 and $122,160 of notes payable which bear interest and mature at various dates. These notes may be prepaid in whole or in part at any time without penalty; the issuer may not demand payment before the maturity date. The Company also has available an arrangement to obtain advances from the Parent Corporation to fund short-term liquidity needs. The due on demand to the Parent Corporation bears interest at the public bond rate (7.0% and 6.4% at December 31, 1996 and 1995, respectively) while the remainder bear interest at various rates.

   3.   REINSURANCE

        In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks to other insurance enterprises under excess coverage and co-insurance contracts. The Company retains a maximum of $1.5 million of coverage per individual life.

        Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities, or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. At December 31, 1996 and 1995, reinsurance receivables with a carrying value of $196,958 and $333,924, respectively, were due primarily from the Parent Corporation.

        Total  reinsurance  premiums  assumed   from  the   Parent
        Corporation  were  $1,693, $1,606  and  $2,438,  in  1996,
        1995, and 1994, respectively.

        The Company considers all accident and health policies to be short-duration contracts. The following schedule details life insurance in force and life and accident/health premiums:

                                             Ceded
                                             Primarily
                                             to
                                Gross        the Parent

                                Amount       Corporation
   December 31, 1996:
      Life insurance in force:

        Individual             $23,409,823  $5,246,079

        Group                   47,682,237
            Total              $71,092,060  $5,246,079


      Premiums:
        Life insurance         $334,127     $(111,743)
        Accident/health         592,577      7,493
          Total                $926,704     $(104,250)


   December 31, 1995:
      Life insurance in force:
        Individual             $22,388,520  $7,200,882
        Group                  $48,415,592  $
         Total              $   70,804,112  $ 7,200,882


      Premiums:
        Life insurance         $339,342     $51,688
        Accident/health         623,626      9,192
          Total                $962,968     $60,880


   December 31, 1994:
      Life insurance in force:
        Individual             $21,461,590  $7,411,811
        Group                   48,948,669
            Total              $70,410,259  $7,411,811


      Premiums:
        Life insurance         $322,263     $42,946
        Accident/health         579,650      5,169
          Total                $901,913     $48,115











   (Continued)
                                Assumed
                                Primarily              Percentage
                                From                   of Amount
                                Other       Net        Assumed to
                                Companies   Amount     Net
   December 31, 1996:
      Life insurance in force:
        Individual             $3,482,118  $21,645,862 16.1%
        Group                   1,817,511   49,499,748 3.7%
            Total              $5,299,629  $71,145,610


      Premiums:

        Life insurance         $19,633     $465,503    4.2%
        Accident/health         56,780      641,864    8.8%
          Total                $76,413     $1,107,367



   December 31, 1995:
      Life insurance in force:
        Individual             $3,476,784  $18,664,422 18.6%
        Group                   1,954,313   50,369,905 3.9%
            Total              $5,431,097   69,034,327



      Premiums:
        Life insurance         $21,028     $308,682    6.8%
        Accident/health         64,495      678,929    9.5%
          Total                $85,523     $987,611



   December 31, 1994:
      Life insurance in force:
        Individual             $3,415,596  $17,465,375 19.6%
        Group                   2,102,228   51,050,897 4.1%
            Total              $5,517,824  $68,516,272













      Premiums:
        Life insurance         $22,009     $301,326    7.3%
        Accident/health         63,140      637,621    9.9%
          Total                $85,149     $938,947


   4.   NET INVESTMENT INCOME

   Net investment income is summarized as follows:

                                               Years Ended December 31,


                                           1996      1995     1994
     Investment income:
       Fixed maturities and short-term
        investments                      $ 601,913 $ 591,561 $555,103
       Mortgage loans on real estate       140,823   171,008  182,544
       Real estate                         5,292     3,936    5,700
       Policy loans                        175,746   163,547  116,060
       Other                               3,319

                                           927,095   930,052  859,407


     Investment expenses, including
       interest on amounts charged
       by the Parent Corporation
       of $11,282, $10,778, and $11,145    90,453    95,006    91,761


     Net investment income               $ 836,642 $ 835,046 $767,646


        5.   NET REALIZED GAINS (LOSSES) ON INVESTMENTS

   Net realized gains (losses) on investments are as follows:


                                           Years Ended December 31,


                                          1996       1995        1994
     Realized gains (losses):
       Fixed Maturities               $ (11,624) $28,166     $(39,775)
       Mortgage loans on real           1,143     1,309       2,120
        estate
       Real estate                                (10)        (102)
       Provisions                       (10,597)  (22,000)    (34,182)

     Net realized gains
    (losses) on investments           $ (21,078) $7,465      $(71,939)


   6.   SUMMARY OF INVESTMENTS

   Fixed maturities owned at December 31, 1996 are summarized as follows:


                                                     Gross

                                      Amortized    Unrealized
                                         Cost        Gains
     Held-to-Maturity:

      U.S.  Treasury Securities
        and obligations
        of U.S. Government
        Agencies:
        Collateralized mortgage    $             $
          obligations
        Direct mortgage pass-
         through certificates
        Other                       10,935        630

      Collateralized mortgage
         obligations
      Public utilities              284,954       12,755
      Corporate bonds               1,634,745     41,195
      Foreign governments           12,577        556
      State and municipalities      49,470        1,051


                                   $1,992,681    $56,187








     Available-for-Sale:
      U.S.  Treasury Securities
        and obligations
        of U.S. Government
        Agencies:
        Collateralized mortgage
           obligations             $658,612      $8,058


        Direct mortgage pass-
          through certificates      844,291       5,093
        Other                       359,220       596
        Collateralized mortgage
        obligations                 614,773       13,619
      Public utilities              628,382       6,523
      Corporate bonds               2,907,875     56,551

      Foreign governments           110,013       1,762
      State and municipalities      28,353        21

                                   $6,151,519    $92,223







   SUMMARY OF INVESTMENTS (continued)

                                         Gross       Estimated
                                      Unrealized       Fair      Carrying

                                        Losses         Value      Value
     Held-to-Maturity:
      U.S.  Treasury Securities
        and obligations

        of U.S. Government
        Agencies:
        Collateralized mortgage       $          $             $
          obligations
        Direct mortgage pass-through
        certificates
             Other                    106           11,459      10,935
      Collateralized mortgage
        obligations

      Public utilities                320           297,389     284,954
      Corporate bonds                 7,360         1,668,580   1,634,745
      Foreign governments             3             13,130      12,577
      State and municipalities        15            50,506      49,470


                                      7,804      $  2,041,064  $1,992,681

     Available-for-Sale:
      U.S.  Treasury Securities and
      obligations
        of U.S. Government Agencies:

         Collateralized mortgage
          obligations                 3,700      $  662,970    $662,970

         Direct mortgage pass-
          through certificates        10,908        838,476     838,476
         Other                        2,686         357,130     357,130
      Collateralized mortgage
       obligations                    3,553         624,839     624,839
      Public utilities                5,375         629,530     629,530

      Corporate bonds                 5,250         2,959,176   2,959,176
      Foreign governments             5,673         106,102     106,102
      State and municipalities        119           28,255      28,255
                                      37,264     $  6,206,478  $6,206,478

        6.   SUMMARY OF INVESTMENTS [Continued]

   Fixed maturities owned at December 31, 1995 are summarized as follows:

                                                              Gross
                                              Amortized    Unrealized
                                                Cost          Gains

     Held-to-Maturity:
     U.S.  Treasury Securities and
      obligations
      of U.S. Government Agencies:

       Collateralized mortgage obligations $             $

       Direct mortgage pass-through
        certificates
       Other                                11,107        1,093
     Collateralized mortgage obligations

     Public utilities                       269,671       22,084
     Corporate bonds                        1,732,046     83,583
     Foreign governments                    18,596        1,087
     State and municipalities               22,784        1,966


                                           $2,054,204    $109,813

     Available-for-Sale:
     U.S.  Treasury Securities and
       obligations of U.S. Government
       Agencies:

      Collateralized mortgage obligations  $561,475      $9,983

      Direct mortgage pass-through
        certificates                        794,056       11,980
      Other                                 561,736       7,703
     Collateralized mortgage obligations    490,074       18,044

     Public utilities                       581,482       16,607
     Corporate bonds                        2,943,918     121,537
     Foreign governments                    141,362       5,021
     State and municipalities               13,866        22


                                           $6,087,969    $190,897






        6.   SUMMARY OF INVESTMENTS (Continued)




                                       Gross      Estimated

                                     Unrealized     Fair       Carrying
                                       Losses       Value       Value
     Held-to-Maturity:

      U.S.  Treasury Securities
       and obligations
       of U.S. Government
       Agencies:
      Collateralized mortgage      $           $             $
        obligations
      Direct mortgage pass-through
        certificates

      Other                                     12,200        11,107
      Collateralized mortgage
        obligations
      Public utilities              95          291,660       269,671
      Corporate bonds               5,867       1,809,762     1,732,046
      Foreign governments           12          19,671        18,596

      State and municipalities                  24,750        22,784

                                   $5,974      $2,158,043    $2,054,204









     Available-for-Sale:
      U.S.  Treasury Securities
       and obligations
       of U.S. Government
       Agencies:
      Collateralized mortgage      $1,948      $569,510      $569,510
        obligations

      Direct mortgage pass-through
        certificates                2,233       803,803       803,803
        Other                       39          569,400       569,400
      Collateralized mortgage
        obligations                 3,304       504,814       504,814
      Public utilities              2,425       595,664       595,664

      Corporate bonds               26          3,065,429     3,065,429
      Foreign governments           5,644       140,739       140,739
      State and municipalities      60          13,828        13,828


                                   $15,679     $6,263,187    $6,263,187


             Most of the collateralized mortgage obligations consist of planned amortization classes with final stated maturities of two to thirty years and average lives of less than one to fourteen years. Prepayments on all mortgage-backed securities are monitored monthly and amortization of the premium and/or the accretion of the discount associated with the purchase of such securities is adjusted by such prepayments.

        The cumulative effect as of January 1, 1994 of adopting SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities," increased the opening balance of stockholders' equity by $6,515 to reflect the net unrealized gains on securities classified as available-for-sale (previously carried at the lower of aggregate amortized cost or fair value) and the corresponding adjustments to deferred policy acquisition costs, policy reserves, and amounts allocable to the liability for undistributed earnings on participating business, all net of income taxes.

        In November 1995, the Financial Accounting Standards Board issued a special report entitled A Guide to Implementation of SFAS 115 on Accounting for Certain Investments in Debt and Equity Securities . In accordance with the adoption of this guidance, the Company reassessed the classification of its investment portfolio in December 1995 and reclassed securities totalling $2,119,814 from held-to-maturity to available-for-sale. In connection with this reclassification, an unrealized gain, net of related adjustments (see above), of $23,449 was recognized in stockholder s equity at the date of transfer.

        The estimated fair value of fixed maturities that are publicly traded are obtained from an independent pricing service. To determine fair value for fixed maturities not actively traded, the Company utilized discounted cash flows calculated at current market rates on investments of similar quality and term.

        The amortized cost and estimated fair value of fixed maturity investments at December 31, 1996, by projected maturity, are shown below. Actual maturities will likely differ from these projections because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                             Held-to-Maturity
                                         Amortized      Estimated
                                            Cost       Fair Value

   Due in one year or less            $197,135       $ 200,356
   Due after one year through five
     years                             840,192         860,192
   Due after five years through ten
     years                             621,900         641,103
   Due after ten years                 140,061         145,287
   Mortgage-backed securities

   Asset-backed securities             193,393         194,126
                                      $1,992,681     $ 2,041,064

                                            Available-for-Sale
                                         Amortized      Estimated

                                            Cost       Fair Value
   Due in one year or less            $294,236        $308,805
   Due after one year through five
     years                             1,294,892       1,300,473


   Due after five years through ten
     years                             934,312         940,880
   Due after ten years                 422,179         432,721
   Mortgage-backed securities          2,117,676       2,126,285

   Asset-backed securities             1,088,224       1,097,314
                                      $6,151,519      $6,206,478


        Proceeds from sales of securities available-for-sale were $3,569,608, $4,211,649, and $1,753,445 during 1996, 1995, and 1994, respectively. The realized gains on such sales totaled $24,919, $39,755, and $7,030 for 1996, 1995, and
        1994, respectively. The realized losses totaled $40,748, $15,516, and $50,612 for 1996, 1995, and 1994,
        respectively. During 1996, 1995, and 1994 held-to-maturity securities with an amortized cost of $0, $18,087, and $15,300 were sold due to credit deterioration with insignificant realized gains and losses.

        At December 31, 1996 and 1995, pursuant to fully collateralized securities lending arrangements, the Company had loaned $230,419 and $343,351 of fixed maturities, respectively.

        The Company makes limited use of derivative financial instruments to manage interest rate and foreign exchange risk. Such hedging activity consists of interest rate swap agreements, interest rate floors and caps, and foreign currency exchange contracts. Interest rate floors and caps are interest rate protection instruments that require the payment by a counter-party to the Company of an interest differential. This differential represents the difference between current interest rates and an agreed-upon rate, the strike rate, applied to a notional principal amount. Interest rate swap agreements are used to convert the interest rate on certain fixed maturities from a floating rate to a fixed rate. Interest rate swap transactions generally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal amounts. Foreign currency exchange contracts are used to hedge the foreign exchange rate risk associated with bonds denominated in other than U.S. dollars. The differential paid or received on interest rate and amounts received under interest rate floor and cap agreements are recognized as an adjustment to net investment income on the accrual method. Gains and losses on foreign exchange contracts are deferred and recognized in net investment income when the hedged transactions are realized.

        Although derivative financial instruments taken alone may expose the Company to varying degrees of market and credit risk when used solely for hedging purposes, these instruments typically reduce overall market and interest rate risk. The Company controls the credit risk of its financial contracts through credit approvals, limits, and monitoring procedures. As the Company generally enters into transactions only with high quality institutions, no losses associated with non-performance on derivative financial instruments have occurred or are expected to occur.

             The following table summarizes the financial hedge instruments:

                            Notional    Strike/Swap
   December 31, 1996           Amount         Rate         Maturity

   Interest Rate Floor     100,000      4.5% [LIBOR]       1999
   Interest Rate Caps      260,000     11.0% to 11.82%   2000 to 2001
                                            [CMT]
   Interest Rate Swaps     187,847     6.203% to 9.35%  01/98 to 02/2003
   Foreign Currency        61,012            N/A        09/98 to 03/2003
   Exchange Contracts

                              Notional      Strike/Swap

   December 31, 1995           Amount          Rate          Maturity
   Interest Rate Floor     100,000         4.5% [LIBOR]        1999
   Interest Rate Cap       100,000          11.0% [CMT]        2000
   Interest Rate Swaps     165,000     6.203% to 9.35%   01/98 to 2/2002

   Foreign Currency
    Exchange Contracts     66,650             N/A         10/96 to 09/98



   LIBOR - London Interbank Offered Rate
   CMT   - Constant Maturity Treasury Rate

   The Company has established specific investment guidelines designed to emphasize a diversified and geographically dispersed portfolio of mortgages collateralized by commercial and industrial properties located in the United States. The Company's policy is to obtain collateral sufficient to provide loan-to-value ratios of not greater than 75% at the inception of the mortgages. At December 31, 1996 approximately 32% and 10% of the Company's mortgage loans were collateralized by real estate located in California and Michigan, respectively.

   The following represents impairments and other information under SFAS No. 114:

                                               1996    1995
   Impaired Loans
     Loans with related allowance for
       credit losses of $2,793 and $654      $16,443  $3,254

     Loans with no related allowance for
       credit losses                         31,709   20,424
     Average  balance of impaired loans
      during the year                        39,064   29,150
     Interest income recognized [while          923      675
       impaired]
     Interest income received and recorded
       [while impaired] using the cash
       basis method of recognition            1,130     857


        As part of an active loan management policy and in the interest of maximizing the future return of each individual loan, the Company may from time to time alter the original terms of certain loans. These restructured loans, all performing in accordance with their modified terms that are not impaired, aggregated $68,254, and $89,160 at December 31, 1996, and 1995, respectively.

        The following table presents changes in the allowance for credit losses since January 1, 1995 (date of the adoption of SFAS No. 114):


                                           1996     1995
   Balance, beginning of year            $63,994  $57,987
   Provision for loan losses             4,470    15,877
   Chargeoffs                            (3,468)  (10,480)
   Recoveries                            246      610

   Balance, end of year                  $65,242  $63,994

   7.   COMMERCIAL PAPER

        The Company has a commercial paper program which is partially supported by a $50,000 standby letter-of-credit. At December 31, 1996, commercial paper outstanding has maturities ranging from 49 to 123 days and interest rates ranging from 5.4% to 5.6%. At December 31, 1995, maturities ranged from 25 to 160 days and interest rates ranged from 5.7% to 5.9%.

        8.   ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

             The  following table  provides estimated  fair  value
        for  all  assets   and  liabilities  and  hedge  contracts
        considered to be financial instruments:

                                                  December 31,
                                                      1996



                                          Carrying   Estimated
                                           Amount   Fair Value
   ASSETS:
     Fixed maturities and short-term

       investments                       $8,618,167 $8,666,550
     Mortgage loans on real estate       1,487,575  1,506,162
     Policy loans                        2,523,477  2,523,477
     Common stock                        19,715     19,715


   LIABILITIES:
     Annuity contract reserves
       without life contingencies        5,779,842  5,821,404
     Policyholders' funds                153,867    153,867
     Due to Parent Corporation           151,431    154,479

     Repurchase agreements               286,736    286,736
     Commercial paper                    84,682     84,682


   HEDGE CONTRACTS:

     Interest rate floor                  62          124

     Interest rate cap                    173         173
     Interest rate swaps                  4,746       4,746
     Foreign currency exchange            (8,954)     (8,954)
      contracts








                                              December 31,
                                               1995
                                             Carrying       Estimated
                                              Amount        Fair Value

   ASSETS:
    Fixed maturities and short-term
    investments                              $8,452,226         $8,556,065
    Mortgage loans on real estate              1,713,195         1,749,514
    Policy loans                               2,237,745         2,237,745
    Common stock                               9,440                 9,440

   LIABILITIES:
     Annuity contract reserves
     without life contingencies               6,170,760           6,268,749
     Policyholders' funds                       154,872             154,872
     Due to Parent Corporation                  149,974             152,347
     Repurchase agreements                      375,299             375,299
     Commercial paper                           84,854               84,854

  HEDGE CONTRACTS:

     Interest rate floor                        84                    1,320
     Interest rate cap                          90                       90
     Interest rate swaps                        10,052               10,052
    Foreign currency
      exchange contracts                       (4,604)              (4,604)

             The estimated fair value of financial instruments has been determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

        Mortgage loans fair value estimates generally are based on a discounted cash flow basis. A discount rate "matrix" is incorporated whereby the discount rate used in valuing a specific mortgage generally corresponds to that mortgage's remaining term. The rates selected for inclusion in the discount rate "matrix" reflect rates that the Company would quote if placing loans representative in size and quality to those currently in the portfolio.

        Policy loans accrue interest generally at variable rates with no fixed maturity dates and, therefore, estimated fair value approximates carrying value.

        The fair value of annuity contract reserves without life contingencies is estimated by discounting the cash flows to maturity of the contracts, utilizing current credited rates for similar products.

        The estimated fair value of policyholders funds is the same as the carrying amount as the Company can change the crediting rates with 30 days notice.

        The estimated fair value of due to Parent Corporation is based on discounted cash flows at current market spread rates on high quality investments.

        The carrying value of repurchase agreements and commercial paper is a reasonable estimate of fair value due to the short-term nature of the liabilities.

        The estimated fair value of financial hedge instruments, all of which are held for other than trading purposes, is the estimated amount the Company would receive or pay to terminate the agreement at each year-end, taking into consideration current interest rates and other relevant factors. Included in the net gain position for interest rates swaps are $160 and $0 of unrealized losses in 1996 and 1995, respectively. Included in the net loss position for foreign currencies exchange contracts are $8,954 and $5,497 loss exposures in 1996 and 1995, respectively.

        See note 6 for additional information on policies regarding estimated fair value of fixed maturities.

        9.FEDERAL INCOME TAXES

        The following is a reconciliation between the federal income tax rate and the Company s effective rate:

                                               1996     1995     1994

   Federal tax rate                         35.0%     35.0%    35.0%

   Change in tax rate resulting from:
      Investment income not subject to      (1.0)    (0.5)   (1.0)
        federal tax
      Release of contingent liability       (4.7)
      Change in valuation allowance         0.8      (7.8)   (6.9)

      State and environmental taxes         0.7      0.7     0.9
      Other, net                            (1.4)    0.3     (0.3)
   Total
                                           29.4%  27.7%    27.7%


        Temporary differences which give rise to the deferred tax assets and liabilities as of December 31, 1996 and 1995 are as follows:

                                                            1996
                                                Deferred          Deferred Tax
                                                Tax Asset          Liability
    Policyholder reserves                $ 151,239           $

    Deferred policy acquisition costs                           57,031
    Deferred acquisition cost proxy tax    70,413

    Investment assets                      35,658
    Net operating loss carryforwards       12,295





    Tax credits and other                  5,366
         Subtotal
                                           274,971              57,031
    Valuation allowance                    (3,536)
         Total Deferred Taxes             $271,435             $57,031

                                                      1995
                                            Deferred          Deferred Tax

                                           Tax Asset           Liability
    Policyholder reserves               $  162,073           $
    Deferred policy acquisition costs                           55,542
    Deferred acquisition cost proxy tax    58,481
    Investment assets                                           16,372
    Net operating loss carryforwards       17,588
    Tax credits and other                  4,786
         Subtotal                         242,928               71,914
    Valuation allowance                    (2,073)

         Total Deferred Taxes            $ 240,855             $71,914


          Amounts related to investment assets above include $8,530 and $33,735 related to the unrealized gains on the Company's fixed maturities available-for-sale at December 31, 1996 and 1995, respectively.

         The Company files a separate tax return and, therefore, losses incurred by subsidiaries cannot be offset against operating income of the Company. At December 31, 1996, the Company s subsidiaries have approximately $35,128 of net operating loss carryforwards, expiring through the year 2011. The tax benefit of subsidiaries net operating loss carryforwards, net of a valuation allowance of $1,612 are included in the deferred tax assets.

       The Company's valuation allowance was increased/(decreased) in 1996, 1995, and 1994 by $1,463, $(13,145), and $(6,278), respectively, primarily as a result of taxable income in subsidiaries which was greater than expected and the resulting re-evaluation by management of future estimated taxable income in the subsidiaries.

        Under pre-1984 life insurance company income tax laws, a portion of life insurance company gain from operations was not subject to current income taxation but was accumulated, for tax purposes, in a memorandum account designated as "policyholders' surplus account." The aggregate accumulation in the account is $7,742 and the Company does not anticipate any transactions which would cause any part of the amount to become taxable. Accordingly, no provision has been made for possible future federal income taxes on this accumulation.

      Pursuant to a December 31, 1993 agreement between the Company and its Parent whereby the Company assumed responsibility for the Parent Corporation s income tax liability for fiscal years prior to 1994, the Company had previously recorded a contingent liability provision. The Company s 1996 results of operations include a release of $25,600 from the provision, to reflect the resolution of 1988 and l989 tax issues with the Internal Revenue Service (IRS). Audits of tax years 1990 and 1991 are in the process of being finalized. The IRS is currently auditing tax years 1992 and 1993. In the opinion of Company management, the amounts paid or accrued are adequate; however, it is possible that the Company s accrued amounts may change as a result of the completion of the IRS audits.

    10. STOCKHOLDER'S EQUITY, DIVIDEND RESTRICTIONS, AND OTHER MATTERS

      All of the Company's outstanding series of preferred stock are owned by the Parent Corporation. The dividend rate on the Series A Stated Rate Auction Preferred Stock (STRAPS) is 7.3% through December 30, 2002. The Series A STRAPS are redeemable at the option of the Company on or after December 29, 2002 at a price of $100,000 per share, plus accumulated and unpaid dividends.


     The dividend rate on the Series B Straps is 5.8% through December 30, 1997. The Series B STRAPS are redeemable at the option of the Company on or after December 29, 1997 at a price of $100,000 per share, plus accumulated and unpaid dividends.



     The Company's Series E 7.5% non-cumulative, non-redeemable preferred shares are redeemable by the Company after April 1, 1999. The shares are convertible into common shares at the option of the holder on or after September 30, 1999, at a conversion price negotiated between the holder and the Company or at a formula determined conversion price in accordance with the share conditions.


     The Company received $472 of contributed capital in the form of deferred tax assets from the Parent Corporation during 1994 in connection with reinsurance transactions with the Parent.

      The Company's net income and capital and surplus, as determined in accordance with statutory accounting principles and practices for December 31 are as follows:



                                  1996              1995           1994

                                     (Unaudited)
 Net Income                 $  180,635          $  114,931      $  70,091
 Capital and Surplus           713,324             653,479         621,589


        The maximum amount of dividends which can be paid to stockholders by insurance companies domiciled in the State of Colorado is subject to restrictions relating to statutory surplus and statutory net gain from operations. Statutory surplus and net gains from operations at December 31, 1996 were $584,492 and $182,044 (unaudited), respectively. The Company should be able to pay up to $182,044 (unaudited) of dividends without regulatory approval in 1997.

        Dividends of $8,587, $9,217, and $7,475, were paid on preferred stock in 1996, 1995, and 1994, respectively. In addition, dividends of $48,083, $39,763, and $32,963, were paid on common stock in 1996, 1995 and 1994, respectively. Dividends are paid as determined by the Board of Directors.

        The Company is involved in various legal proceedings which arise in the ordinary course of its business. In the opinion of management, after consultation with counsel, the resolution of these proceedings should not have a material adverse effect on its financial position or results of operations.

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses of the issuance and distribution of the Contracts, other than commissions on sales of the Contracts are as follows:

Securities and Exchange Commission fee            $ 21,551.72
     Accounting fees and expenses                 $  5,000.00
     Legal fees and expenses                      $ 20,000.00

Item 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Provisions exist under the Colorado Business Corporation Act and the Bylaws of GWL&A whereby GWL&A may indemnify a director, officer, or controlling person of GWL&A against liabilities arising under the Securities Act of 1933. The following excerpts contain the substance of these provisions:

                Colorado Business Corporation Act

Article 109 - INDEMNIFICATION

Section 7-109-101.  Definitions.

     As used in this Article:

     (1) "Corporation" includes any domestic or foreign entity that is a predecessor of the corporation by reason of a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

     (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan.

     (3)  "Expenses" includes counsel fees.

     (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

     (5) "Official capacity" means, when used with respect to a director, the office of director in the corporation and, when used with respect to a person other than a director as contemplated in Section 7-109-107, means the office in the corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

     (6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 7-109-102.  Authority to indemnify directors.

     (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to the proceeding because the person is or was a director against liability incurred in any proceeding if:

          (a) The person conducted himself or herself in good faith;

          (b)  The person reasonably believed:

     (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; or

      (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

     (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

     (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of subparagraph
(II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of subparagraph
(a) of subsection (1) of this section.

     (3) The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     (4) A corporation may not indemnify a director under this section:

     (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

     (b) In connection with any proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

     (5) Indemnification permitted under this section in connection with a proceeding by or in the right of a corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 7-109-103.  Mandatory Indemnification of Directors.

     Unless limited by the articles of incorporation, a corporation shall be required to indemnify a person who is or was a director of the corporation and who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses incurred by him in connection with the proceeding.

Section 7-109-104.  Advance of Expenses to Directors.

     (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:

     (a) The director furnishes the corporation a written affirmation of his good-faith belief that he has met the standard of conduct described in Section 7-109-102;

     (b) The director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct; and

     (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

     (2)  The undertaking required by paragraph (b) of subsection
(1) of this section shall be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment.

     (3) Determinations and authorizations of payments under this section shall be made in the manner specified in Section 7-
109-106.

Section 7-109-105.  Court-Ordered Indemnification of Directors.

     (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

(a) If it determines the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

(b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in Section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described Section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Section 7-109-106.  Determination and Authorization of
Indemnification of Directors.

(1) A corporation may not indemnify a director under Section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in Section 7-109-102. A corporation shall not advance expenses to a director under
Section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by Section 7-109-104(1)(a) and (1)(b) are received and the determination required by Section 7-109-104(1)(c) has been made.

     (2)  The determinations required to be made under subsection
(1) of this section shall be made:

(a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum.

(b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

(3)  If a quorum cannot be obtained as contemplated in paragraph
(a) of subsection (2) of this section, and the committee cannot be established under paragraph (b) of subsection (2) of this section, or even if a quorum is obtained or a committee designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

(a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

          (b)  By the shareholders.

(4) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible; except that, if the determination that indemnification is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

Section 7-109-107.  Indemnification of Officers, Employees,
Fiduciaries, and Agents.

     (1) Unless otherwise provided in the articles of incorporation:

(a) An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

(b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as a director; and

(c) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

Section 7-109-108.  Insurance.

     A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation and who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other domestic or foreign corporation or other person or of an employee benefit plan against any liability asserted against or incurred by the person in that capacity or arising out of his or her status as a director, officer, employee, fiduciary, or agent whether or not the corporation would have the power to indemnify the person against such liability under the Section 7-109-102, 7-109-103 or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

Section 7-109-109.  Limitation of Indemnification of Directors.

(1) A provision concerning a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except for an insurance policy or otherwise, is valid only to the extent the provision is not inconsistent with Sections 7-109-101 to 7-109-
108. If the articles of incorporation limit indemnification or advance of expenses, indemnification or advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

(2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

Section 7-109-110.  Notice to Shareholders of Indemnification of
Director.

     If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

     Bylaws of GWL&A

Article II, Section 11.  Indemnification of Directors.

     The Company may, by resolution of the Board of Directors, indemnify and save harmless out of the funds of the Company to the extent permitted by applicable law, any director, officer, or employee of the Company or any member or officer of any committee, and his heirs, executors and administrators, from and against all claims, liabilities, costs, charges and expenses whatsoever that any such director, officer, employee or any such member or officer sustains or incurs in or about any action, suit, or proceeding that is brought, commenced, or prosecuted against him for or in respect of any act, deed, matter or thing whatsoever made, done, or permitted by him in or about the execution of his duties of his office or employment with the Company, in or about the execution of his duties as a director or officer of another company which he so serves at the request and on behalf of the Company, or in or about the execution of his duties as a member or officer of any such Committee, and all other claims, liabilities, costs, charges and expenses that he sustains or incurs, in or about or in relation to any such duties or the affairs of the Company, the affairs of such Committee, except such claims, liabilities, costs, charges or expenses as are occasioned by his own wilful neglect or default. The Company may, by resolution of the Board of Directors, indemnify and save harmless out of the funds of the Company to the extent permitted by applicable law, any director, officer, or employee of any subsidiary corporation of the Company on the same basis, and within the same constraints as, described in the preceding sentence.

Item 15.  RECENT SALES OF UNREGISTERED SECURITIES

          Not applicable.

Item 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     1.   Form of Principal Underwriter and Distribution                11
          Agreement incorporated by reference.

     2.   Not applicable.

     3.   (a)  Articles of Incorporation of Great-West Life &1
          Annuity Insurance Company incorporated by reference.

          (b)  Bylaws of Great-West Life & Annuity Insurance             1
          Company incorporated by reference.


     4. (a) Form of Fixed Group Annuity Contract was filed electronically with the Registration Statement on September 6, 1996.

          (b) Form of Fixed Individual Annuity Contract was filed electronically with the Registration Statement on September 6, 1996.

          (c) Form of IRA Endorsement was filed electronically with the Registration Statement on September 6, 1996.

     5. Opinion and consent of Ruth B. Lurie, Vice President, Counsel and Associate Secretary as to the legality of the securities being registered was filed electronically with the Registration Statement on September 6, 1996.is attached as Exhibit 5


     6.   Not applicable.

     7.   Not applicable.

     8.   Not applicable.



      Filed electronically on October 29, 1996 with Amendment No. 2 of the Registration Statement on Form N-4 (File No. 333-01153 and 811-07549) and Amendment No. 2 of the Registration Statement on Form S-1 (File No. 333-01173) and incorporated by reference herein.

     9.   Not applicable.

     10.  Not applicable.

     11.  Not applicable.

     12.  Not applicable.

     13.  Not applicable.

     14.  Not applicable.

     15.  Not applicable.

     16.  Not applicable.

     17.  Not applicable.

     18.  Not applicable.

     19.  Not applicable.

     20.  Not applicable.

     21.  List of significant subsidiaries of Great-West Life &
Annuity Insurance Company, the state of incorporation or organization or each, and the names under which such subsidiaries do business is incorporated by reference.


     22.  Not applicable.

     23. (a) Consent of Jorden Burt Berenson & Johnson LLP was filed electronically with the Registration Statement on September 6, 1996.is attached as Exhibit 23a

          (b)  Consent of Deloitte & Touche LLP is attached as
Exhibit 23b.

24.  Power of Attorney for Messrs. Balog, Burns, Dackow,
Desmarais, Jr., Gratton, Hart, Mackness, McCallum, Nickerson,
Pitfield, Plessis-Be'lair, Turner and Walsh, Graham and Kavanagh



      Filed electronically on October 29, 1996 with Amendment No. 2 of the Registration Statement on Form N-4 (File No. 333-01153 and 811-07549) and Amendment No. 2 of the Registration Statement on Form S-1 (File No. 333-01173) and incorporated herein by reference.

were filed electronically with the Registration Statement on September 6, 1996.

     25.  Not applicable.

     26.  Not applicable.

     27.  Financial Data Schedule for Great-West Life & Annuity
          Insurance Company is attached as Exhibit 27.


Item 17.  UNDERTAKINGS

     The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information, including (but not limited to) any addition or deletion of a managing underwriter.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

                                 SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf, in the City of Englewood, State of Colorado, on this 23rd day of May , 1997.


                                           GREAT-WEST LIFE & ANNUITY
                                           INSURANCE COMPANY
                                           (Depositor)



                                  By:      /s/ William T. McCallum
                                           William T. McCallum, President
                                           and Chief Executive Officer



         As required by the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities with Great-West Life & Annuity Insurance Company and on the dates indicated:

Signature and Title                                Date



/s/ Robert Gratton*                                May 23, 1997
Director, Chairman of the Board
(Robert Gratton)



 /s/ William T. McCallum                           May 23, 1997
Director, President and Chief Executive
Officer (William T. McCallum)



 /s/ Glen R. Derback                               May 23, 1997
Vice President, Financial Control
and Controller (Glen R. Derback)

Signature and Title                                Date



 /s/ James Balog*                                  May 23,1997
Director, (James Balog)



  /s/ James W. Burns*                              May 23, 1997
Director, (James W. Burns)



 /s/ Orest T. Dackow*                              May 23, 1997
Director (Orest T. Dackow)



 /s/ Paul Desmarais, Jr.*                          May 23, 1997
Director (Paul Desmarais, Jr.)



 /s/ Robert G. Graham*                             May 23, 1997
Director (Robert G. Graham)



 /s/ N. Berne Hart *                               May 23, 1997
Director (N. Berne Hart)



 /s/ Kevin P. Kavanagh *                           May 23, 1997
Director (Kevin P. Kavanagh)



 /s/ William Mackness*                             May 23, 1997
Director (William Mackness)



 /s/ Jerry E.A. Nickerson *                        May 23, 1997
Director (Jerry E.A. Nickerson)

Signature and Title                                Date



 /s/ P. Michael Pitfield*                          May 23, 1997
Director (P. Michael Pitfield)



 /s/ Michel Plessis-Be lair*                       May 23, 1997
Director (Michel Plessis-Be lair)



 /s/ Ross J. Turner*                               May 23, 1997
Director (Ross J. Turner)



 /s/ Brian E. Walsh *                              May 23, 1997
Director (Brian E. Walsh)



*By:      /s/ D.C. Lennox                          May 23, 1997
         D.C. Lennox

         Attorney-in-fact pursuant to Powers of Attorney filed with the Registration Statement on September 6, 1996 and incorporated herein by reference.

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Exhibit Table
Form S-1

Exhibit


1.    Form of Underwriting Agreement
      and Distribution Agreement                      1

3.    (i)  Articles of Incorporation                  1
      (ii)  Bylaws                                    1

4.    (i)   Form of Fixed Group
      Annuity Contract                                2
(ii)  Form of Fixed Individual
      Annuity Contract                                2
(iii) Form of IRA Endorsement                         2

5.    Opinion and consent of Ruth B. Lurie,
      Vice President, Counsel and Associate
      Secretary, as to the legality of the
      securities being registered.                    3

21.   List of significant subsidiaries of
      Great-West Life & Annuity Insurance
      Company, the state of incorporation or
      organization of each, and the names under
      which such subsidiaries do business             1

23.   (a)  Consent of Jorden Burt
                 Berenson & Johnson LLP               3
             (b) Consent of Deloitte & Touche, LLP    3

24.   Power of Attorney for Messr. Balog,
      Burns, Dackow, Desmarais, Jr.,
      Graham, Gratton, Hart, Kavanagh,
            Mackness, McCallum, Nickerson,
      Pitfield, Plessis-Be'laire, Turner and Walsh    2

27.   Financial Data Schedule                         3

1/    Filed on October 29, 1996 with Amendment No. 2 to Registration
Statement
      on Form N-4 (File No. 333-01153 and 811-07549) and Amendment No. 2 on Form S-1 (File No. 333-01173) and incorporated herein by reference.

2/    Filed on September 6, 1996 with Registration Statement and incorporated
      herein by reference.

3/    Filed herein and attached.